UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Oscar Health, Inc.
(Name of Registrant as Specified in its Charter)
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Oscar Health, Inc.

NOTICE & PROXY

STATEMENT

Annual Meeting of Stockholders

June 8, 2023

10:00 a.m. (Eastern time)

OSCAR HEALTH, INC.

75 VARICK STREET, 5TH FLOOR

NEW YORK, NEW YORK 10013

April 27, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc. at 10:00 a.m. Eastern time on Thursday, June 8, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 4 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Mark T. Bertolini

Chief Executive Officer and Director

OSCAR HEALTH, INC.

75 Varick Street, 5th Floor

New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 8, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of Oscar Health, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Thursday, June 8, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 13, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at corporate@hioscar.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Ranmali Bopitiya

Chief Legal Officer

April 27, 2023

OSCAR HEALTH, INC.

75 Varick Street, 5th Floor

New York, New York 10013

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oscar Health, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 8, 2023 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OSCR2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”), and our Class B common stock, $0.00001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”), as of the close of business on April 13, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 183,191,949 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to 20 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 27, 2023 to our stockholders on the Record Date.

In this proxy statement, “Oscar”, “Company”, “we”, “us”, and “our” refer to Oscar Health, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 8, 2023

This proxy statement and the 2022 Annual Report are available at http://www.proxyvote.com

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board of Directors

The Company’s board of directors (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•

FOR the election of Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman as directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

Information About This Proxy Statement

Why You Received This Proxy Statement. You are viewing or have received these proxy materials because Oscar’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Oscar is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 13, 2023. You are entitled to vote at the Annual Meeting only if you were a holder of record of Class A common stock or Class B common stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote and each outstanding share of Class B common stock is entitled to 20 votes on all matters presented at the Annual Meeting. The holders of Class A common stock and Class B common stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. At the close of business on the Record Date, there were 183,191,949 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

Oscar has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Oscar stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OSCR2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person or represented by proxy of the outstanding shares of common stock entitled to vote thereon.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 7, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Oscar prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OSCR2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OSCR2023.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the proposals regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner, and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, ten directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation, or removal.

We currently have ten directors on our Board of Directors. Our current directors, who are also our director nominees for election at the Annual Meeting, are Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman. The Board has nominated each of the foregoing director candidates to serve as directors until the 2024 Annual Meeting.

In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Mr. Bertolini, Mr. Boyd, Mr. Gassen, Mr. Kushner, Ms. Lang, Mr. Plouffe, Mr. Robinson, Mr. Sankaran, Mr. Schlosser, or Ms. Wittman should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below director nominees.

The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:

Name	Age	Served as a Director Since	Position with Oscar
Mark T. Bertolini	66	2023	Chief Executive Officer and Director
Mario Schlosser	44	2012	Co-Founder, President of Technology and Director
Joshua Kushner	37	2012	Co-Founder, Vice Chairman of the Board and Director
Jeffery H. Boyd	66	2021	Chairman of the Board
Siddhartha Sankaran	45	2021	Interim Chief Financial Officer and Director
William Gassen III	42	2022	Director
Laura Lang	67	2022	Director
David Plouffe	55	2021	Director
Elbert O. Robinson, Jr.	46	2021	Director
Vanessa A. Wittman	56	2021	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Mark T. Bertolini

Mark T. Bertolini has served as our Chief Executive Officer since April 2023. Mr. Bertolini served as Co-Chief Executive Officer of Bridgewater Associates, LP (“Bridgewater”), a global investment management firm, from January 2022 to March 2023, and previously served as CEO of Aetna Inc., a managed health care company, from November 2010 to November 2018 and as Chairman of Aetna from April 2011 to November 2018. Before joining Aetna, Mr. Bertolini gained extensive experience across the healthcare industry in various executive roles at The Cigna Group, NYLCare Health Plans, and SelectCare, Inc. Mr. Bertolini serves as a director of Bridgewater,

Verizon Communications Inc., Massachusetts Mutual Life Insurance Company, Thrive Global, and the FIDELCO Guide Dog Foundation, and previously served as a director of CVS Health Corporation from 2018 to 2020.

Mr. Bertolini holds a Bachelor of Science degree in Business from Wayne State University and a Master of Business Administration from Cornell University. We believe Mr. Bertolini’s extensive executive leadership, tech-forward thinking, and deep healthcare experience make him particularly qualified to serve as a member of our Board of Directors.

Mario Schlosser

Mario Schlosser co-founded Oscar in October 2012 and has served as President of Technology since April 2023. Mr. Schlosser served as Chief Executive Officer from the Company’s inception through April 2023, and has been a member of our Board of Directors since December 2012. Prior to co-founding Oscar in 2012, Mr. Schlosser co-founded Vostu, Ltd., a social gaming company in Latin America, where he led the company’s analytics and game design practices from August 2006 to November 2012. From August 2007 to March 2010, Mr. Schlosser served as a Senior Investment Associate at Bridgewater Associates, where he developed analytical trading models.

Prior to joining Bridgewater Associates, Mr. Schlosser worked as a consultant for McKinsey & Company in Europe, the United States, and Brazil from November 2002 to May 2007.

Mr. Schlosser holds a degree in computer science with highest distinction from the University of Hannover and a Master of Business Administration from Harvard Business School. As a visiting scholar at Stanford University, Mr. Schlosser wrote and co-authored 10 computer science publications. We believe Mr. Schlosser’s perspective and experience from serving as a Co-Founder and Chief Executive Officer of various companies, including Oscar, as well as his technical acumen, make him particularly qualified to serve as a member of our Board of Directors.

Joshua Kushner

Joshua Kushner co-founded Oscar in October 2012 and has served as a member of our Board of Directors since December 2012 and as Vice Chairman of our Board of Directors since February 2021. Mr. Kushner is the Managing Director of Thrive Capital Management, LLC (“Thrive Capital”), a New York-based venture capital firm.

Mr. Kushner holds a Bachelor of Arts degree, majoring in Government, from Harvard College, and a Master of Business Administration from Harvard Business School. We believe Mr. Kushner’s experience as an investor in innovative technology companies makes him particularly qualified to serve as a member of our Board of Directors.

Jeffery H. Boyd

Jeffery H. Boyd has served as Chairman of our Board of Directors since February 2021. Since 2014, Mr. Boyd has served as Managing Director of Compleat Angler Capital, LLC, a strategic investment firm. Previously, Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (“Booking”) (formerly known as The Priceline Group, Inc.), an online travel company, from November 2002 to December 2013, as interim Chief Executive Officer from April 2016 to December 2016, and as Chairman of the Board from 2013 to 2020. Mr. Boyd also served as Booking’s President and Co-Chief Executive Officer from August 2002 to November

2002, its Chief Operating Officer from November 2000 to August 2002, and its Executive Vice President, General Counsel, and Secretary from January 2000 to October 2000. Prior to joining Booking, Mr. Boyd served as Executive Vice President, General Counsel, and Secretary of Oxford Health Plans, Inc., a U.S. healthcare company, from 1995 to 1999. Mr. Boyd has served as a member of the board of directors and of the Finance Committee and Nominating and Corporate Governance Committee of The Home Depot, Inc. since 2016. Mr. Boyd has also served as a member of the board of directors of Clear Secure, Inc. since September 2015, including as a member of its Nominating and Corporate Governance Committee since 2021.

Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University, majoring in Government, and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in healthcare, e-commerce, sales, and digital marketing, as well as proven leadership, corporate governance, and strategic management skills, makes him particularly qualified to serve as a member of our Board of Directors.

Siddhartha Sankaran

Siddhartha Sankaran has served as our Interim Chief Financial Officer since December 2022, and as a member of our Board of Directors since February 2021. Mr. Sankaran also served as our Chief Financial Officer from March 2019 to March 2021, and provided transitional services to Oscar from March 2021 to June 2021. Mr. Sankaran most recently served as the Chairman and Chief Executive Officer of SiriusPoint Ltd., a global (re)insurance company, from March 2021 to May 2022. He also served as a member of the board of directors of Third Point Reinsurance Ltd., the predecessor to SiriusPoint, from August 2019 to February 2021, including as its chair from August

2020 to February 2021. Prior to that, Mr. Sankaran served as Executive Vice President and Chief Financial Officer of American International Group, Inc. (“AIG”), a global insurance company, from February 2016 to

December 2018. Mr. Sankaran also served as Executive Vice President and Chief Risk Officer at AIG from November 2010 to February 2016. Prior to AIG, he was a Partner at Oliver Wyman, a global management consultancy.

Mr. Sankaran holds a Bachelor of Mathematics degree, majoring in actuarial science, with distinction from the University of Waterloo. We believe Mr. Sankaran’s extensive leadership and financial and risk-management experience makes him particularly qualified to serve as a member of our Board of Directors

William Gassen III

William Gassen III has served as a member of our Board of Directors since December 2022. Mr. Gassen has been the President and Chief Executive Officer of Sanford Health, an integrated health system serving communities across the upper Midwest, since November 2020 and is an ex officio member of Sanford Health’s Board of Trustees. In addition, he previously served in a number of leadership roles for Sanford Health over a ten- year period including Chief Administrative Officer, Chief Human Resources Officer, and Corporate Counsel. Mr. Gassen is a former healthcare litigator and is a current member of the State Bar of South Dakota. Mr. Gassen serves on the

Health Systems Committee of the American Hospital Association and is a board member for the Healthcare Institute.

Mr. Gassen holds a Bachelor of Science degree, majoring in criminal justice and religious studies, and a Juris Doctor, both from the University of South Dakota. We believe Mr. Gassen’s healthcare industry experience makes him particularly qualified to serve as a member of our Board of Directors.

Laura Lang

Laura Lang has served as a member of our Board of Directors since December 2022. Ms. Lang has served as the Managing Director of Narragansett Ventures, LLC, a strategic advisory firm focused on digital business transformation and growth investing, since January 2014. Since November 2018, Ms. Lang has also served as an adviser to L Catterton. Ms. Lang was the Chief Executive Officer of Time Inc., one of the largest branded media companies in the world, from January 2012 until December 2013. From 2008 until she joined Time Inc. in 2012, Ms. Lang was Chief Executive Officer of Digitas Inc., a global marketing and technology agency and unit of Publicis

Groupe S.A. In addition, she headed the company’s pure-play digital agencies, including Razorfish, Big Fuel, Denuo and Phonevalley. Ms. Lang currently serves as a member of the Board of Directors and the Talent and Compensation and Finance committees of V. F. Corporation, an international apparel and footwear company. She also serves on the Board of Directors and the Compensation and Audit committees of Vroom Inc, an e-commerce auto retailer. She previously served as a member of the Board of Directors of Care.com Inc., Nutrisystem, Inc., and Benchmark Electronics, Inc.

Ms. Lang holds a Bachelor of Arts from Tufts University, majoring in political science, and a Master of Business Administration from the Wharton School of the University of Pennsylvania. We believe that Ms. Lang’s extensive financial and executive experience, including on compensation committees, makes her particularly qualified to serve as a member of our Board of Directors.

David Plouffe

David Plouffe has served as a member of our Board of Directors since February 2021. Mr. Plouffe served as President, Policy and Advocacy of the Chan Zuckerberg Initiative (“CZI”), a charitable organization established by Priscilla Chan and Facebook founder Mark Zuckerberg, from January 2017 to November 2019. Prior to joining CZI, Mr. Plouffe served as Senior Vice President of Policy and Strategy of Uber Technologies, Inc. (“Uber”), a technology-driven transportation company, from August 2014 to January 2017. Before Uber, Mr. Plouffe served in The White House as

Senior Advisor to former U.S. President Barack Obama from January 2011 to January 2013 and as Campaign Manager for President Obama’s historic campaign victory in 2008. Prior to the Obama White House years, Mr. Plouffe managed and served as the strategist in election efforts of U.S. senators, governors, members of congress, and mayors, and served as the Deputy Chief of Staff to the House Democratic leader on Capitol Hill. Mr. Plouffe has served as a member of the board of directors of the Obama Foundation, a nonprofit organization founded by First Lady Michelle Obama and President Barack Obama, since January 2014, and currently serves on the boards of directors of a number of other nonprofit organizations.

Mr. Plouffe holds a Bachelor of Arts degree, majoring in Political Science and Government, from the University of Delaware. We believe Mr. Plouffe’s extensive experience in public policy and advocacy makes him particularly qualified to serve as a member of our Board of Directors.

Elbert O. Robinson, Jr.

Elbert (“Robbie”) O. Robinson, Jr. has served as a member of our Board of Directors since February 2021. Mr. Robinson is the Co-Founder and Chief Executive Officer of Pendulum Holdings LLC (“Pendulum”), an inclusive and strategic growth investing and advisory platform that seeks to accelerate opportunity and value creation for founders and leaders of color, which he founded in September 2019. Prior to founding Pendulum, Mr. Robinson served as a Partner of BDT & Company, a merchant bank he joined in May 2009. Mr. Robinson began his career with Goldman, Sachs & Co., where he spent several years working in various investment, advisory, and financing capacities. Mr. Robinson serves on the boards of a number of nonprofit organizations, including, since October 2020, the National Museum of African American History and Culture.

Mr. Robinson holds a Bachelor of Arts degree, majoring in Political Science, from Morehouse College. We believe Mr. Robinson’s extensive leadership and investment experience makes him particularly qualified to serve as a member of our Board of Directors.

Vanessa A. Wittman

Vanessa A. Wittman has served as a member of our Board of Directors since February 2021. Ms. Wittman was the Chief Financial Officer of Glossier, Inc. (“Glossier”), an online beauty product company, from April 2019 to April 2022, and served as an Advisor until December 2022. Prior to Glossier, Ms. Wittman served as Chief Financial Officer of Oath Inc., a digital media company, from January 2018 to January 2019. Ms. Wittman served as Chief Financial Officer of Dropbox, Inc., a cloud storage and collaboration company, from February 2015 to October 2016, and as Chief Financial Officer of Motorola Mobility Holdings, Inc., a consumer electronics and telecommunications company, from March 2012 to February 2015. From October 2008 to March 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, a global professional services company. Prior to Marsh & McLennan Companies, Ms. Wittman held a number of other senior finance roles during her career. Ms. Wittman has served on the boards of directors of AIG since March 2023, Booking, including as a member of the Audit Committee, since June 2019, and Impossible Foods Inc., a sustainable foods company, since March 2019. From June 2014 to March 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, Inc., a cosmetics and beauty supply company. She also served as a member of the board of directors of Sirius XM Holdings Inc., an audio entertainment company, from April 2011 to June 2018.

Ms. Wittman holds a Bachelor of Arts degree, majoring in Business Administration, from the University of North Carolina at Chapel Hill, and a Master of Business Administration from the University of Virginia. We believe Ms. Wittman’s extensive financial and executive experience, including as Chief Financial Officer of global technology companies, makes her particularly qualified to serve as a member of our Board of Directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of PricewaterhouseCoopers LLP is expected to attend the 2023 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal (the “Say-On-Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, we ask our stockholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Oscar Health, Inc. approve, on an advisory (non-binding) basis, the 2022 compensation of Oscar Health, Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Oscar Health, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”

Vote Required

The Say-on-Pay Vote is not binding on us, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, our Board and Compensation Committee will consider the results of the Say-on-Pay Vote when making future executive compensation decisions as they deem appropriate.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of Oscar Health, Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Vanessa A. Wittman, Chairperson

Elbert O. Robinson, Jr.

David Plouffe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category (in thousands)	2022	2021
Audit Fees	$5,830	$4,120
Audit Related Fees	980	1,374
Tax Fees	664	628
All Other Fees	22	53

Total Fees	$7,496	$6,175

Audit Fees

Audit fees for the fiscal years ended December 31, 2022 and 2021 include fees for integrated audit work performed on our consolidated financial statements, review of the quarterly financial statements, statutory financial statements of subsidiaries, other required audits, comfort letter procedures, review of periodic reports filed with the SEC and other accounting and reporting consultations, as well as review of our registration statement for our initial public offering in 2021.

Audit Related Fees

Audit related fees for the fiscal years ended December 31, 2022 and 2021 include fees relating to services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements and statutory financial statements of subsidiaries, as applicable, but not reported under Audit Fees.

Tax Fees

Tax fees for the fiscal years ended December 31, 2022 and 2021 includes fees relating to tax compliance services.

All Other Fees

All other fees for the fiscal year ended December 31, 2022 and 2021 include fees relating to Service Organization Controls (“SOC”) readiness consultation and other support services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the Pre-Approval Policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Mark T. Bertolini(1)	66	Chief Executive Officer and Director
Mario Schlosser(2)	44	Co-Founder, President of Technology and Director
Joshua Kushner(3)	37	Co-Founder, Vice Chairman of the Board and Director
Siddhartha Sankaran(4)	45	Interim Chief Financial Officer and Director
R. Scott Blackley	54	Chief Transformation Officer
Ranmali Bopitiya	41	Chief Legal Officer
Alessandrea Quane	53	Chief Insurance Officer

(1)	See biography on page 10 of this proxy statement.
(2)	See biography on page 10 of this proxy statement.
(3)	See biography on page 11 of this proxy statement.
(4)	See biography on page 11 of this proxy statement.

R. Scott Blackley

R. Scott Blackley has served as our Chief Transformation Officer since December 2022 and prior to that, served as our Chief Financial Officer from March 2021 to December 2022. Mr. Blackley previously served as Chief Financial Officer of Capital One Financial Corporation (“Capital One”), a Fortune 100 tech-enabled financial services firm, from May 2016 to March 2021. Prior to that, he served as Capital One’s Controller and Principal Accounting Officer from March 2011 to May 2016. Before joining Capital One, Mr. Blackley held various executive positions at Fannie Mae, the

U.S. Securities and Exchange Commission, and KPMG, LLP.
Mr. Blackley holds a Bachelor of Science degree in Accounting from the University of Utah.

Ranmali Bopitiya

Ranmali Bopitiya has served as our Chief Legal Officer since January 2022. Prior to joining Oscar, Ms. Bopitiya served as the Chief Legal Officer for Everside Health, a national direct primary care provider, leading the legal, compliance and risk management teams from July 2019 to December 2021, and as Vice President and General Counsel for Colorado Permanente Medical Group (CPMG), a physician group that provides healthcare to Kaiser Permanente members in Colorado, from November 2016 to June 2019. She has also led the legal function of University

HealthCare Alliance (UHA) within the Stanford Health Care system from July 2012 to October 2016.

Ms. Bopitiya holds a Bachelor of Arts degree in Biology and Religious Studies from the University of Virginia, a Juris Doctor from Yale Law School, and a Master of Public Health from the Harvard School of Public Health.

Alessandrea Quane

Alessandrea Quane has served as our Chief Insurance Officer since March 2021. Prior to joining Oscar, Ms. Quane served as Executive Vice President and Chief Risk Officer for AIG from March 2016 to March 2021, as well as Chief Corporate Actuary, Head of Global Actuarial and Value Management from March 2015 to March 2016, and Chief Risk Officer of AIG Property Casualty from June 2013 to March 2015. Prior to her tenure with AIG, Ms. Quane specialized in pricing and research for non-standard auto at Allstate. Alessa is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.

In addition, Ms. Quane holds a Bachelor of Science degree in Business Administration with a major in Actuarial Science from Drake University.

CORPORATE GOVERNANCE

Corporate Governance Highlights

We believe our strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our stockholders, employees, members, commercial partners, regulators, and other stakeholders. The following table highlights certain of our corporate governance practices and policies:

•  Annual election of all directors;

•  Seven-year sunset on dual-class capital structure;

•  Separation of the Board Chair and Chief Executive Officer positions, with an independent Board Chair;

•  Annual advisory vote on executive compensation;

•  Risk oversight by Board and Committees;

•  Director onboarding and continuing education;

•  Anti-hedging and anti-pledging policies;

•  Diversity of backgrounds, skills and experiences on the Board;

•  Oversight of environmental, social and governance (ESG) matters;

•  Annual director evaluation process;

•  Board oversight of and engagement in senior leadership succession planning; and

•  Regular engagement with major stockholders to seek their input on issues and to address their questions and concerns.

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investor Relations” page of our website located at ir.hioscar.com, or by writing to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013.

Board Composition

Our Board of Directors currently consists of ten members: Mark T. Bertolini, Jeffery H. Boyd, William Gassen III, Joshua Kushner, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., Siddhartha Sankaran, Mario Schlosser, and Vanessa A. Wittman. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to the rights of holders of any series of preferred stock. Subject to the rights of the holders of any series of preferred stock then outstanding in respect of preferred stock directors, any director may be removed with or without cause only by an affirmative vote of at least two-thirds of the voting power of all the outstanding shares of stock entitled to vote generally in the election of directors.

Director Independence

Our Board of Directors has determined that Jeffery H. Boyd, William Gassen III, Laura Lang, David Plouffe, Elbert O. Robinson, Jr., and Vanessa A. Wittman each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In addition, our Board also determined that Joel Cutler, Teri List, and Charles E. Phillips, Jr. were independent while they served on our Board. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Specifically, the Board considered that Mr. Gassen is the Chief Executive Officer of Sanford Health, which periodically receives payments from the Company in connection with claims made by members with respect to services provided by Sanford Health. The Board has determined that the Company’s relationship with Sanford Health does not impair the independence of Mr. Gassen from us and our management. In addition, in connection with Mr. Cutler’s service on the Board, the Board considered that he is affiliated with one of our significant stockholders. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management directors or the independent directors is presided over by the Chairman of the Board.

Controlled Company Exemption

We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Entities affiliated with Thrive Capital and Joshua Kushner (as the sole managing member of the Thrive General Partners (as defined below)) beneficially own approximately 74.9% of the combined voting power of our outstanding capital stock. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the NYSE rules. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.

If we cease to be a controlled company and our Class A common stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. William Gassen III was initially recommended to serve on our Board by a third-party search firm. Laura Lang was initially recommended to serve on our Board by Jeffery H. Boyd, the Chairman of our Board.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As noted above, diversity of background and perspective is among the factors that the Nominating and Corporate Governance Committee considers when evaluating the composition of the Board. As set forth in our Corporate Governance Guidelines, this includes, but is not limited to, age, sex, race, place of residence, and specialized experience. When recommending director nominees for election by stockholders, the Board and the Nominating and Corporate Governance Committee evaluate how the experience and skill set of each director nominee complements those of the other director nominees and sitting Board members to create a balanced Board with diverse viewpoints and extensive expertise. In addition, the Board evaluates the appropriateness of its composition, including with respect to diversity, through periodic self-assessments. Each director candidate contributes to the Board’s overall diversity by providing a variety of perspectives from his or her personal and professional experiences and backgrounds. The director candidates range in age from 37 to 67; two of the ten director candidates are women; and two are ethnically diverse.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries to the directors as she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Chairman of the Board, the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Oscar Health, Inc., 75 Varick Street, 5th Floor, New York, New York 10013.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole, while allowing our Chief Executive Officer to focus on the strategic direction, day-to day-leadership and performance of the Company. In addition, our Board believes that Mr. Boyd is best situated to serve as Chair at this time due to his deep knowledge of our Company and his proven leadership, corporate governance, and strategic management skills. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. The authority and responsibilities of the Chair of the Board are detailed in our Corporate Governance Guidelines and in our Amended and Restated Bylaws. If, in the future, the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chair of the Board is not present, including any executive sessions of the non-management directors or independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chair of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing management of financial, regulatory and cybersecurity risks, as well as any additional risks associated with our capital structure, credit, liquidity and operations and potential conflicts of interest. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. Each of our Committees typically reports to the full Board at each quarterly Board meeting and also as appropriate on its risk oversight activities and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Succession Planning

Succession planning and talent development are important at all levels within our organization. The Board, together with the Compensation Committee, oversees the succession planning for the CEO and other executive officers. The Compensation Committee annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan, and provides updates to the full Board regarding its review. The Compensation Committee’s succession planning activities are ongoing and strategic, and may be supported by independent third-party consultants. In addition, the CEO annually provides his assessment to the Compensation Committee of senior leaders and their potential to succeed at key senior management positions. Potential leaders interact with board members through formal presentations and during informal events. The Compensation Committee also regularly evaluates succession plans in the context of the Company’s overall business strategy and with a focus on risk management.

Code of Ethics

We have a written Code of Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, ir.hioscar.com, in the “Governance Documents” section under “Governance”. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and contractors, as well as their family members and entities within their control (“Covered Persons”). The policy prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause a Covered Person to no longer have the same objectives as the Company’s other stockholders.

Corporate Responsibility

As the first health insurance company built around a full-stack technology platform, we believe we are uniquely situated to reorient the way our members, providers and other healthcare participants navigate and engage with the complex healthcare industry. Our mission is to make a healthier life accessible and affordable for all. We view it as a privilege and responsibility to serve the more than 1 million members, as of January 31, 2023, who have entrusted us with their care. This work is supported by the talent and passion of our employees and anchored by our goal to transform the healthcare system into one that is accessible, affordable, inclusive, and prioritizes high-quality care.

Affordability and Access

Aligned with our mission, we focus on creating plans designed to help ensure our members have more predictable costs and high-quality benefits. We have modified plan designs and introduced new offerings and features with select plans and in specific markets, including plans with low cost deductibles, virtual urgent care visits and/or prescriptions. We also leverage technology to help address the issue of member access in a number of ways. For example, we have developed several channels to collect new provider and member data elements (e.g., race, ethnicity, language, and sexual orientation) to help inform better network adequacy. Insights from these data assessments help us identify where we may have a geographic access barrier, or even language gaps, in our network. We have also been able to take our Care Router, which is a dynamic, easy-to-use, tool that encourages proactive behaviors – like scheduling annual physicals, bloodwork, or managing chronic conditions – and enhance it to better serve the needs and preferences of minority groups. We also address access through our virtual care offerings.

Culturally Competent Care Program

Since our founding, we’ve sought to make high-quality healthcare available to all, and advancing equitable care is a key part of achieving that mission. To make good care more accessible, we leverage our full stack technology platform to power our Culturally Competent Care Program, which seeks to use technology, engagement, and empathy to address the systemic barriers in our healthcare system that have made accessing quality healthcare unattainable for many communities. We believe culturally competent healthcare is the ability of providers to deliver high-quality services, while taking into account how social, cultural, and linguistic characteristics of members may impact their delivery of care or clinical outcomes. In particular, we work to address inequities in healthcare through our culturally competent physician network, our provider database, and our community grants. In 2022, three non-profit organizations that are working to support underserved communities each received a community grant of $50,000.

Other Highlights

Diversity, Equity, and Inclusion. We recognize the importance of diversity, equity, and inclusion efforts in the workplace, and we aim to embed these across our full slate of human capital programming and operations. We believe that having an increasingly diverse employee population will empower our community, drive better business outcomes, and ultimately allow us to better serve our members as we work to address racial and ethnic health and health care disparities.

Data Protection and Cybersecurity Risk Management. Beginning with our Board of Directors, Oscar prioritizes cybersecurity risk oversight. The Audit Committee of our Board oversees cybersecurity risk management. The Finance, Risk & Investment Committee, which was disbanded at the end of 2022, reviewed cybersecurity risk at each quarterly meeting in 2022. We have established a program of security measures to help protect our computer systems from security breaches and malicious activity and have implemented controls designed to protect the confidentiality, integrity, and availability of data, including protected health information, and the systems that store and transmit such data. We have employed various technology and process-based methods, such as network isolation, intrusion detection systems, vulnerability assessments, penetration testing, use of threat intelligence, content filtering, endpoint security (including anti-malware and detection response capabilities), email security tools, and access control mechanisms. We also use encryption techniques for data at rest and in transit.

Environmental. We believe it is our responsibility to regularly assess our business practices and work towards becoming better stewards of the environment. For example, we continue to develop our natural disaster response, we have implemented paper production reduction and recycling initiatives, and our principal place of business is LEED Gold certified.

We discuss these and other environmental, social, and governance topics in our 2022 ESG Report, which can be found within the “Investor Relations” section of our website. Neither the 2022 ESG Report nor the contents of our website are incorporated by reference herein.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at ir.hioscar.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at our Annual Meeting of Stockholders; however, it is expected that absent compelling circumstances, directors will attend. All of the directors then serving attended our Annual Meeting of Stockholders held in 2022.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffery H. Boyd*
William Gassen III			X
Joshua Kushner			Chairperson
Laura Lang		Chairperson
Vanessa A. Wittman	Chairperson	X
Elbert (“Robbie”) O. Robinson, Jr.	X
David Plouffe	X		X

* Non-voting ex-officio member of each committee

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	reviewing and approving our annual internal audit plan;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•

overseeing our financial and enterprise risk management framework, including our policies on risk assessment and risk management, and the review of the Own Risk and Solvency Assessment Report (a regulator-mandated report which summarizes the results of the Company’s analysis of its current and future risks on an annual basis);

•	reviewing related person transactions and conflicts of interest;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters;

•	overseeing capital and liquidity risk management processes and strategies, including approval and oversight of our reinsurance program and annual capital plan;

•	approval and oversight of our investment guidelines and approval of the appointment of our investment advisor; and

•	overseeing management of our financial and cybersecurity risks.

The Audit Committee charter is available on our website at ir.hioscar.com. The members of the Audit Committee are Ms. Wittman, Mr. Robinson, and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Ms. Wittman serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Ms. Wittman, Mr. Robinson, and Mr. Plouffe is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to audit committee membership.

The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time, and may engage such legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that each of Ms. Wittman and Mr. Robinson qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.

The Audit Committee met nine times in 2022.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•

reviewing and approving the corporate goals and objectives, evaluating the performance of, and reviewing and approving (either alone, or if directed by the Board of Directors, in connection with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

•	reviewing and setting, or making recommendations to, our Board of Directors regarding the compensation of our other executive officers;

•	reviewing and approving, or making recommendations to, our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;

•	making recommendations to our Board of Directors regarding the compensation of our directors;

•	working with the Chief Executive Officer to evaluate the company’s succession planning; and

•	appointing and overseeing any compensation consultants.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at ir.hioscar.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In August 2021, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist in benchmarking the compensation of our executive officers and evaluating the appropriateness of the executive compensation program structure in supporting our business strategy and human resources objectives.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The Compensation Committee has delegated to Mr. Schlosser and Mr. Blackley, jointly in their capacity as officers of the Company, the authority to approve changes or amendments to the vesting or exercise schedules of awards granted under our incentive equity plan, other than for certain officers and directors.

The members of our Compensation Committee are Ms. Lang and Ms. Wittman, with Mr. Boyd serving as an ex-officio, non-voting member. Ms. Lang serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met seven times in 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•

periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors, including recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees;

•	developing and recommending to our Board of Directors a set of corporate governance guidelines; and

•	overseeing our environmental, social and governance efforts.

The Nominating and Corporate Governance Committee charter is available on our website at ir.hioscar.com. The members of our Nominating and Corporate Governance Committee are Mr. Kushner, Mr. Gassen and Mr. Plouffe, with Mr. Boyd serving as an ex-officio, non-voting member. Mr. Kushner serves as the Chairperson of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that Mr. Gassen and Mr. Plouffe each meet the definition of “independent director” under the NYSE rules. We currently avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors and allows Mr. Kushner to serve on the committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met four times in 2022.

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (each, an “NEO”) identified in the Summary Compensation Table below during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022, and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022, which consist of our principal executive officer, our principal financial officer, our former principal financial officer, and our three most other highly compensated executive officers for fiscal year 2022 are:

•	Mario Schlosser, Chief Executive Officer for 2022;(1)

•	Siddhartha Sankaran, Interim Chief Financial Officer;(2)

•	R. Scott Blackley, Chief Transformation Officer and Former Chief Financial Officer;(3)

•	Ranmali Bopitiya, Chief Legal Officer;(4)

•	Alessandrea Quane, Chief Insurance Officer; and

•	Dennis Weaver, Former Chief Clinical Officer.(5)

(1)

Mr. Schlosser moved into the role of President of Technology, effective April 3, 2023, and on that same date, Mark T. Bertolini joined the Company as our Chief Executive Officer. Mr. Schlosser will continue as a member of our Board.

(2)	Mr. Sankaran succeeded Mr. Blackley as our Interim Chief Financial Officer on December 1, 2022.
(3)	Mr. Blackley transitioned from Chief Financial Officer to Chief Transformation Officer on December 1, 2022.
(4)	Ms. Bopitiya joined the Company as our Chief Legal Officer, effective January 31, 2022.
(5)	Dr. Weaver resigned effective as of January 1, 2023. Following his termination of employment, Dr. Weaver will remain with the Company in an advisory capacity through January 1, 2025.

Executive Summary

2022 Performance Highlights and Pay for Performance

Our executive compensation program is designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance, and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2022 was aligned with the Company’s performance during the year. 2022 was a critical year for the Company, as management was able to execute on the plan set for the year and effectively manage medical and administrative costs, even as membership nearly doubled in size. We achieved the following highlights for year end 2022:

•	Membership of 1,151,483, a 93% increase year-over-year;

•	Direct and assumed premiums of $6.8 billion, a 99% increase year-over-year;

•	Medical Loss Ratio of 85.3%, a 360 bps improvement YoY;

•	InsuranceCo Administrative Expense Ratio of 20.6%, a 125 basis point improvement year-over-year;

•	InsuranceCo Combined Ratio of 105.8%, a 490 bps improvement YoY; and

•	Adjusted Administrative Expense Ratio of 24.6%, a 440 basis point improvement year-over-year.

2022 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

•	Base Salaries and Target Annual Cash Incentive Opportunities. Other than the reinstatement of Mr. Schlosser’s base salary to its pre-pandemic level, from $430,000 to $600,000, the 2022 base salaries and target bonuses for our NEOs remained at 2021 levels. Mr. Sankaran only receives equity compensation related to his role as the Interim Chief Financial Officer, which began on December 1, 2022, and does not receive an annual base salary or participate in the annual cash incentive plan.

•

Annual Cash Incentives. For 2022, annual cash bonus opportunities were earned based on the achievement of specified Company goals, which included achievement of financial, operational, strategic, and human capital goals. Our Compensation Committee approved performance goals for our performance-based annual bonus program that were intended to reward successful execution of our business plan and achievement of our short-term goals. Based on an assessment of the Company’s performance relative to targets and an overall review of management’s performance, the Compensation Committee determined to pay out annual bonuses at 82% (an equivalent rate to the Company bonus pool funding for all other eligible employees) of target for each of our NEOs (other than Mr. Sankaran who is not eligible for cash incentives).

•

Equity-Based Long Term Incentives. We believe that stock options and restricted stock units (“RSUs”) effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our common stock. Stock options require an increase in stockholder value following grant in order for our NEOs to realize any value, and RSUs vesting over time provide additional retentive value. In addition, we utilize performance-based RSUs (“PSUs”) to incentivize the achievement of specified objectives. In 2022, we granted Mr. Sankaran an RSU award in connection with his appointment as Interim Chief Financial Officer. For additional information about these awards, see “Equity-Based Long-Term Incentive Awards.” None of our other NEOs received an equity award in 2022, as all other eligible NEOs received an equity award in 2021 covering the 2022 annual equity award (except for Mr. Schlosser, who had received the Founders Awards in 2021).

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do		What We Do Not Do

✓	Emphasize performance-based, at risk compensation.	X	Grant uncapped cash incentives or guaranteed equity compensation.

✓	Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.	X	Provide significant perquisites.

✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Permit hedging or pledging of our stock.

✓	Engage an independent compensation consultant to advise our Compensation Committee.	X	Provide single-trigger cash payments or benefits upon a change in control.

Stockholder Advisory Vote on Executive Compensation

We are asking our stockholders to vote, at this 2023 annual meeting of stockholders, in a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”). Our Compensation Committee will consider the result of the annual Say-on-Pay Vote in determining the ongoing design and administration of our executive compensation program. We were not required to hold a Say-on-Pay Vote in 2022; however, at our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding advisory vote in favor of holding an annual Say-On-Pay Vote. Consistent with the stated preference of a majority of our stockholders, our next advisory vote on our NEOs’ compensation (following the vote at this 2023 Annual Meeting of Stockholders) will be held at our 2024 Annual Meeting of Stockholders.

Executive Compensation Objectives and Philosophy

The Compensation Committee engages in an ongoing review of the Company’s executive compensation program to evaluate whether the program supports the Company’s compensation objectives and if it is aligned with the long-term interests of the Company’s stockholders. The objectives of our executive compensation program are to attract and retain top talent in order to further our goal of building the best healthtech team in the healthcare industry. Our Compensation Committee strives to apply an approach to compensation that is systematic, equitable, and rooted in data, and has engaged Frederic W. Cook & Co., Inc., which we refer to as FW Cook, an independent compensation consultant, to help ensure the Compensation Committee’s decisions and actions consider industry benchmarks and market intelligence, as well as other factors. In designing our compensation program, our Compensation Committee seeks to strike a balance between following market best practices for the insurance, healthcare, and technology industries and offering compensation packages that distinguish us in the market and enable us to attract and retain sought-after talent in a competitive and dynamic market.

For annual bonus and equity incentive awards, our Compensation Committee’s aim is to compensate our executive officers based on their and the Company’s performance in a disciplined, transparent, and predictable manner. Our executive compensation program is aligned with our broader equity compensation program generally applicable to our employees, which is based on four principles:

•	We believe it is important for our employees to participate in long-term value creation;

•	We aim to retain and reward high performing employees by awarding them cash and equity incentives as part of their compensation package;

•

Equity awards are sized based on market competitive analysis by job type as well as other factors such as executive performance and criticality to retain, while also considering potential dilution; and

•	Equity is a long-term incentive given as a strategic component of compensation to promote retention and alignment with company goals.

Our Compensation Committee strives to set our overall total compensation at a competitive level. In addition to market data, the Committee considers factors such as executive experience, performance, scope of position, internal parity, and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation” in setting target pay levels for each executive.

Determination of Executive Compensation

Role of Compensation Committee

The Company’s Compensation Committee is responsible for establishing and overseeing our executive compensation programs, and annually reviewing and determining the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors in addition to the factors mentioned in the section above, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our Chief People Officer, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, and Company performance and each executive’s impact on performance. Our Chief Executive Officer’s recommendations are based on his evaluation of the individual performance and contributions of each of the other NEOs, of which our Chief Executive Officer has direct knowledge.

Role of Management

Management is responsible for the Company’s day-to-day operations and for creating and executing the Company’s business plan. As such, the Company’s management team provides the Compensation Committee with valuable insights into these operations and future expectations, which the Company believes are supported by the rewards and incentives in the compensation program. In 2022, the Compensation Committee consulted with Messrs. Schlosser and Blackley, Ms. Bopitiya, and other members of management in formulating compensation plans for the Company’s employees, and with Mr. Schlosser in formulating compensation plans for the Company’s other executive officers. Messrs. Schlosser and Blackley, Ms. Bopitiya, as well as other members of management, attended Compensation Committee meetings during which NEO and employee compensation decisions were made; however, no executive officer was present during the Compensation Committee’s discussions regarding, nor provided recommendations with respect to, his or her own performance or compensation. The Compensation Committee also regularly meets in executive session without any members of management present.

Role of Compensation Consultant

Frederic W. Cook & Co., Inc. (“FW Cook” or the “Compensation Consultant”) provides executive compensation consulting services to our Compensation Committee. During 2022, FW Cook provided services related to the review of 2022 compensation levels, awards under our long-term incentive program, the structure of our incentive compensation plans, executive compensation trends and regulatory developments, our compensation peer group, severance provisions, non-employee director compensation, and assistance with this CD&A. FW Cook is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. FW Cook did not provide any services to the Company in 2022 other than through its engagement by the Compensation Committee. The Compensation Committee reviewed the independence of FW Cook under NYSE and SEC rules and concluded that its work has not raised any conflict of interest.

In 2020, in connection with our initial public offering process, we developed a peer group with our prior compensation consultant, which was used to structure our executive compensation program for fiscal year 2022. In August 2022, we developed the below peer group with FW Cook, which informed the Compensation Committee’s review of our executive compensation program during the balance of fiscal year 2022 and our executive compensation program effective for fiscal year 2023. We have selected the peer group companies based on a combination of relevant factors, including industry classification, business model, and size (including employee count, revenue, and market capitalization). The Compensation Committee expects to review the relevance of the peer group on an annual basis and determine if any future modifications are necessary at that time.

• 1 Life Healthcare	• Alignment Healthcare	• Allscripts	• Bright Health Group

• Ceridian	• Change Healthcare	• Clover Health	• Concentrix

• eHealth	• Evolent Health	• GoodRx	• HealthEquity

• Molina Healthcare	• Oak Street Health	• Omnicell	• Paylocity

• Premier	• R1 RCM	• SS&C Technologies Holdings	• Teladoc Health

In August 2022, when this peer group was approved, the Company’s projected 2022 revenues exceeded the peer group 75th percentile, while its market cap fell below the 25th percentile.

Elements of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.

•	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.

•

Equity Based Long-Term Incentive Compensation. Equity compensation aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial, operational and stock price performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other full-time employees. Each of these elements of compensation for 2022 is described further below.

As mentioned above, due to his temporary role serving as our Interim Chief Financial Officer, Mr. Sankaran received an equity award in connection with his appointment but is not eligible to receive base salary or cash incentives under his offer letter.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties, and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new executives at the time of appointment. Current base salaries for our NEOs were determined at the time of appointment based on market rates for each role, as well as consideration of the executive’s historical compensation and internal parity. Other than returning Mr. Schlosser’s base salary to its pre-pandemic level, the Compensation Committee did not approve any salary adjustments for our NEOs in 2022 or for the 2023 fiscal year. For the year ended December 31, 2022, our NEOs’ annual base salaries were as set forth below:

Name	2022 Annual Base Salary
Mario Schlosser(1)	$600,000
Siddhartha Sankaran(2)	$0
R. Scott Blackley	$600,000
Ranmali Bopitiya	$600,000
Alessandrea Quane	$600,000
Dennis Weaver	$680,000

(1)	Mr. Schlosser voluntarily reduced his base salary from $600,000 to $430,000 on May 16, 2020 in connection with the COVID-19 pandemic and it was reinstated to $600,000, effective August 11, 2022.
(2)	Mr. Sankaran does not receive a base salary.

Cash Incentive Compensation

Annual Cash Incentive Bonuses

We consider annual cash incentive bonuses to be an important component of our total compensation program. Annual cash bonuses provide incentives to achieve our short-term priorities that are expected to drive sustainable long-term stockholder value. Other than Mr. Sankaran, each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. In fiscal 2022, the target cash bonus for each eligible NEO was 30% of base salary (and, for Mr. Schlosser, his target bonus opportunity was applied to $600,000 base salary).

The 2022 annual bonus opportunities for the eligible NEOs were determined based on the achievement of company performance goals (the “Company Performance Goals”) that were aligned with the Company’s financial, operational, strategic and human capital goals and targets applied to all employees. Other than the financial category, the threshold, target, and maximum payouts for each category was 30%, 100% and 130%, respectively, of the applicable target bonus opportunity. The financial goal had a threshold, target, and maximum payout of 30%, 100% and 200%, respectively.

The following table provides additional detail about the Company Performance Goals, including the weight, metric, and our achievement of the goals in 2022:

	Weight	Metric	Actual Achievement (as a % of Target)
Financial	50%	Adjusted EBITDA of ($430 million)(1)	90%
Operational/Strategic	35%	Goals relating to +Oscar revenue and development; process and control infrastructure	54%
Human Capital	15%	Goals relating to employee attraction/hiring, retention and diversity and inclusion	120%
Total	100%		82%

(1)

For purposes of determining the achievement of this financial goal, Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation and other expenses (income), and to exclude costs related to the reinstated payment of broker commissions in certain states pursuant to regulatory guidance. This definition of Company Adjusted EBITDA was determined in accordance with the original 2022 bonus plan approved by the Compensation Committee, which gave discretion to the Compensation Committee to adjust the Company’s Adjusted EBITDA metric for regulatory changes occurring during the year.

Based on the Company’s achievement of the applicable Company Performance Goals and the weighting applied to each of the targets, as noted in the chart above, we determined that 82% of the executives’ applicable target bonus opportunity was achieved. The participating executives’ 2022 annual bonuses are set forth in the column entitled “Non-Equity Incentive Plan Compensation” (with respect to the Company Performance Component) in the “Summary Compensation Table” below.

Sign-On Bonuses

In connection with hiring Ms. Bopitiya in January 2022, the Company paid Ms. Bopitiya a one-time sign-on cash bonus equal to $250,000 in part to compensate her for forfeiting incentive compensation from her prior employer.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of our employees, including our NEOs, with those of our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers to align the interests of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between Company performance and pay.

Due to our Compensation Committee’s decision to “pull forward” the expected 2022 annual equity awards, which were granted in August 2021, we did not approve any equity awards to the NEOs as part of our annual long-term incentive program in 2022. The only NEO who received an equity award in 2022 was Mr. Sankaran, who received 911,392 RSUs in connection with his appointment as our Interim Chief Financial Officer. This award will vest with respect to 1/4 of the RSUs underlying the award on each of the first four quarterly anniversaries of the vesting commencement date, subject to Mr. Sankaran’s continued employment through the applicable vesting date.

Founders Awards Cancellation

In support of reducing the dilutive effects of equity awards granted to Mr. Bertolini in connection with his hiring as Chief Executive Officer and the Company’s annual employee equity awards granted in 2023, on March 28, 2023, the Company’s founders, Mr. Schlosser and Joshua Kushner (our Vice Chairman), each recommended to the Company’s Board of Directors that they should cancel and terminate the applicable Founders Awards that were granted to them in connection with our initial public offering. On March 28, 2023, Mr. Schlosser and Mr. Kushner each entered into an agreement to cancel and terminate their Founders Awards, which consist of PSUs covering 4,229,853 shares (for Mr. Schlosser) and 2,114,926 shares (for Mr. Kushner) of the Company’s Class A common stock.

Retirement Savings, Health and Welfare Benefits

We currently provide a 401(k) retirement savings plan for our employees who satisfy certain eligibility requirements, including one or more of our NEOs. Our NEOs who are employees are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made.

We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in all of our health and welfare plans, wellness reimbursement program, and Health Reimbursement Arrangement (HRA) Plan. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs. We do not offer any supplemental insurance policies for executives or key employees.

We generally do not provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

We are party to employment agreements with certain of our NEOs, which provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of arrangements are necessary to attract and retain executive talent, and are a customary component of executive compensation. In particular, such arrangements can serve to mitigate a potential disincentive for them when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to provide these NEOs with treatment that is competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control” below. Mr. Schlosser was not covered by any cash severance arrangements in 2022 but, as described below, in connection with his transition from Chief Executive Officer to President of Technology effective April 3, 2023, the Company entered into an agreement with Mr. Schlosser that contains severance and change of control provisions that are similar to those provided to other NEOs.

Other Policies and Considerations

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Section 409A

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Clawback Policy

In light of rules recently issued by the Securities and Exchange Commission regarding clawback policies, we expect to adopt a clawback policy in 2023 following the NYSE’s adoption of its relevant clawback listing standards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Oscar Health, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Laura Lang, Chairperson

Vanessa A. Wittman, Committee Member

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, as well as their positions for 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation(4) ($)	Total ($)

Mario Schlosser	2022	495,681	-		-	-	147,600	9,123	652,405
Former Chief Executive Officer	2021	430,000	42,480		60,161,726	-	127,440	52,900	60,814,546
	2020	493,750	-		-	-	-	70,699	564,449

Siddhartha Sankaran	2022	-	-		2,141,771	-	-	-	2,141,771
Interim Chief Financial Officer	2021	125,000	-		527	-	-	2,500	128,027

R. Scott Blackley	2022	600,000	-		-	-	147,600	2,500	750,100
Chief Transformation Officer and Former Chief Financial Officer	2021	490,625	34,944		5,249,994	1,749,998	104,832	-	7,630,394

Ranmali Bopitiya	2022	552,272	250,000	(1)	-	-	147,600	6,100	955,972
Chief Legal Officer

Alessandrea Quane	2022	600,000	-		-	-	147,600	6,100	753,700
Chief Insurance Officer	2021	500,000	35,613		5,249,994	1,749,998	106,840	1,450	7,643,896

Dennis Weaver	2022	679,999	-		-	-	167,279	5,666	852,946
Former Chief Clinical Officer

(1)	Amount represents a sign-on bonus for Ms. Bopitiya.
(2)

Amounts reflect the full grant-date fair value of RSUs and PSUs granted during the applicable fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all RSU awards made to our NEOs in 2022 in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)	Amounts represent bonuses earned by our NEOs under our 2022 annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.
(4)	Amounts represent:
•	Mr. Schlosser received a cash stipend of $4,166 to be used for healthcare coverage; Mr. Schlosser also received 401(k) matching contributions from the Company of $4,956.
•	Mr. Blackley received 401(k) matching contributions from the Company of $2,500.
•	Ms. Quane received 401(k) matching contributions from the Company of $6,100.
•	Ms. Bopitiya received 401(k) matching contributions from the Company of $6,100.
•	Dr. Weaver received 401(k) matching contributions from the Company of $5,666.

Grants of Plan-Based Awards in Fiscal 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal year 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2022.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(#)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Mario Schlosser	-	54,000	180,000	297,000	-	-	-	-		-	-	-
Siddhartha Sankaran	11/9/2022	-	-	-	-	-	-	911,392	(2)	-	-	2,141,771
R. Scott Blackley	-	54,000	180,000	297,000	-	-	-	-		-	-	-
Ranmali Bopitiya	-	54,000	180,000	297,000	-	-	-	-		-	-	-
Alessandrea Quane	-	54,000	180,000	297,000	-	-	-	-		-	-	-
Dennis Weaver	-	61,199	203,999	336,599	-	-	-	-		-	-	-

(1)

Amounts reflect potential payouts pursuant to the Company Performance Goals of our 2022 annual bonus program. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above. Mr. Sankaran was not eligible to participate in our 2022 annual bonus program.

(2)

The RSUs subject to this award will vest with respect to 1⁄4 of the RSUs on each of the first four quarterly anniversaries of the vesting commencement date of December 1, 2022. The number of shares subject to this award was determined by dividing $3,600,000 by the average per share closing price of the common stock for the 30 consecutive trading days prior to (and including) the date immediately preceding the grant date.

(3)

Amounts reflect the full grant-date fair value of RSUs granted during fiscal 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all RSU awards made to our NEOs in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

Named Executive Officer Agreements

Mario Schlosser 2012 Offer Letter

On November 29, 2012, we entered into an offer letter with Mr. Schlosser, pursuant to which he served as our Chief Executive Officer. Mr. Schlosser’s offer letter provided for at-will employment, an annual base salary, and eligibility to participate in the benefit plans and programs maintained for the benefit of our employees. Mr. Schlosser’s offer letter required that he sign a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the period of his employment and for 12 months following the termination of his employment. Mr. Schlosser’s offer letter did not contain any severance and change in control provisions.

Mario Schlosser 2023 Employment Agreement

In connection with Mr. Schlosser’s transition to the Company’s President of Technology, the Company, Oscar Management Corporation and Mr. Schlosser entered into an employment agreement that became effective on April 3, 2023 and superseded his 2012 offer letter. Mr. Schlosser’s employment under the employment agreement is “at-will” and for an indefinite term that will continue until terminated in accordance with the agreement. The agreement provides for (i) a $600,000 annual base salary, (ii) a target annual bonus equal to 30% of base salary, (iii) eligibility to participate in customary health, welfare, and fringe benefit plans that the Company provides to its employees, and (iv) up to $30,000 reimbursement of reasonable legal costs in connection with negotiating the agreement and related agreements. The severance benefits and payments payable to Mr. Schlosser upon certain qualifying terminations of his employment are summarized below under the section entitled, “—Potential Payments Upon Termination or Change in Control”. The employment agreement reaffirms Mr. Schlosser’s proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during his period of employment and for the 12 months following. Further, the employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Schlosser will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Schlosser.

General Description of Employment Agreements With Other Named Executive Officers

The following is a description of the employment agreements that were in effect in 2022 with Mr. Blackley, Ms. Quane, Ms. Bopitiya, and Dr. Weaver. In connection with Mr. Blackley’s transition from Chief Financial Officer to our Chief Transformation Officer, we amended his employment agreement. In addition, Dr. Weaver’s employment agreement terminated in connection with his resignation and the termination of his employment effective as of January 1, 2023.

Under each of the agreements, the applicable executive reports to our Chief Executive Officer. Each agreement will continue until terminated in accordance with its terms, and provides for (A) an annual base salary paid in accordance with our normal payroll practices and which may be increased in the discretion of our board of directors, but not reduced, (B) a target annual bonus equal to 30% of base salary, with the actual amount of such bonus determined in the discretion of our board of directors, based on the achievement of individual and/or company performance goals determined by our board of directors and payable on the date annual bonuses are paid to the our other senior executives, but in no event later than March 15th and conditioned upon the executive’s continued employment through the payment date, and (C) eligibility to participate in customary health, welfare, and fringe benefit plans we provide to our employees.

The severance benefits and payments payable to the executives upon certain qualifying terminations of their employment are summarized below under the section entitled, “—Potential Payments Upon Termination or Change in Control”.

The employment agreements also reaffirm or require agreement to, as applicable, a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the applicable executive’s period of employment and for the 12 months following. Further, the employment agreements include a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to the executive.

The following table sets forth each executive’s annual base salary under his or her employment agreement.

Name	Title	Base Salary
R. Scott Blackley	Chief Transformation Officer and Former Chief Financial Officer	$600,000
Ranmali Bopitiya	Chief Legal Officer	$600,000
Alessandrea Quane	Chief Insurance Officer	$600,000
Dennis Weaver	Former Chief Clinical Officer	$680,000

S. Sankaran Employment Agreement Offer Letter

Effective December 1, 2022, we entered into an offer letter with Mr. Sankaran, pursuant to which he serves as our Interim Chief Financial Officer. Mr. Sankaran’s offer letter provides for at-will employment, an RSU award with an aggregate value of $3,600,000, and eligibility to participate in the benefit plans and programs maintained for the benefit of our employees. As noted above, Mr. Sankaran does not participate in the Company’s standard NEO compensation structure, and so will not be eligible to receive an annual base salary or annual bonus while he serves as Interim Chief Financial Officer. Mr. Sankaran’s offer letter required that he sign a proprietary information and inventions agreement, which includes non-solicitation and non-competition covenants during the period of his employment and for 12 months following the termination of his employment.

D. Weaver Consulting Agreement

In connection with Dr. Weaver’s resignation and subsequent termination of employment, we entered into a consulting agreement with Dr. Weaver in December 2022, which became effective January 1, 2023. The consulting agreement provides that he will serve as Senior Advisor to the CEO for a period of two years (unless earlier terminated), and that (i) he will receive a cash consulting fee of $16,667 per month, (ii) he remained eligible to receive his 2022 annual bonus, (iii) his August 31, 2021 PSU award will remain outstanding and eligible to vest in accordance with its terms, (iv) all other equity awards held by him that were unvested as of January 1, 2023 were canceled and terminated, and (v) vested options held by him will remain outstanding and exercisable for the duration of the consulting period and until 90 days after the consulting period terminates. Upon termination of the consulting agreement by the Company without “cause” (as defined in the agreement) before the end of its two-year term (and conditioned upon Dr. Weaver’s continued compliance with his restrictive covenant obligations and his execution of a general release of claims), the Company will (i) pay Dr. Weaver a lump-sum cash amount equal to the consulting fee for any months remaining in the two-year term, (ii) provide that any vested stock options then held by him will remain exercisable until April 1, 2025 (or the outside expiration date of the option, if earlier), and (iii) deem satisfied any time-based vesting requirements with respect to his August 31, 2021 PSU award.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2022. Awards granted prior to March 2021 were granted under our Amended and Restated 2012 Plan (the “2012 Plan”); awards granted from or after March 2021 were granted under our 2021 Incentive Award Plan (the “2021 Plan”). The table also includes Mr. Schlosser’s Founders Award, which remained outstanding as of December 31, 2022, but was forfeited by Mr. Schlosser in March 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mario Schlosser	11/20/2013(2)	415,369	-	0.47	11/20/2023	-	-	-		-
	1/17/2014(2)	608,430	-	1.40	1/17/2024	-	-	-		-
	12/7/2015(2)	555,165	-	6.36	12/7/2025	-	-	-		-
	12/7/2015(2)	555,165	-	6.36	12/7/2025	-	-	-		-
	12/17/2019(3)	4,308,334	91,666	9.75	12/16/2029	-	-	-		-
	3/5/2021(4)	-	-	-	-	-	-	4,229,853	*	10,405,438	*
Siddhartha Sankaran	3/13/2019(10)	694,999	-	9.51	3/12/2029	-	-	-		-
	3/13/2019(11)	62,506	104,160	9.51	3/12/2029	-	-	-		-
	11/9/2022(12)					911,392	2,242,024	-		-

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Scott Blackley	12/6/2020(5)	500,007	499,992	15.93	12/5/2030	-	-	-	-
	8/31/2021(6)	82,253	180,957	15.59	8/30/2031	-	-	-	-
	12/6/2020(7)	-	-	-	-	500,000	1,230,000	-	-
	8/31/2021(8)	-	-	-	-	77,173	189,845	-	-
	8/31/2021(9)	-	-	-	-	-	-	224,503	552,277
Ranmali Bopitiya	12/31/2021(13)	-	-	-	-	265,523	653,186	-	-
	12/31/2021(9)	-	-	-	-	-	-	108,932	267,972
Alessandrea Quane	12/6/2020(5)	416,669	416,664	15.93	12/5/2030	-	-	-	-
	8/31/2021(6)	82,253	180,957	15.59	8/30/2031	-	-	-	-
	12/6/2020(7)	-	-	-	-	250,000	615,000	-	-
	8/31/2021(8)	-	-	-	-	77,173	189,845	-	-
	8/31/2021(9)	-	-	-	-	-	-	224,503	552,277
Dennis Weaver	9/25/2017(10)	1,200,000	-	8.76	9/25/2027	-	-	-	-
	8/31/2021(6)	23,500	51,702	15.59	8/31/2031	-	-	-	-
	3/5/2021(14)	-	-	-	-	37,501	92,252	-	-
	8/31/2021(8)	-	-	-	-	22,050	54,243	-	-
	8/31/2021(9)					-	-	64,144	157,794

*	Represents Mr. Schlosser’s Founders Award, which remained outstanding as of December 31, 2022, but was forfeited in March 2023.
(1)

Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 30, 2022 (i.e., the last trading day of our last completed fiscal year), which was $2.46.

(2)	These options are fully vested and are exercisable for shares of Class B common stock.
(3)

1/48th of the shares subject to this option vest and become exercisable on the first 48 monthly anniversaries of the vesting commencement date of January 1, 2019, subject to the executive’s continuous service. In addition, if the Company is subject to a Change in Control (as defined in the applicable award agreement) and the executive is subject to an Involuntary Termination (as defined in the applicable award agreement) within twelve months after such Change in Control, then the option will vest and become exercisable in full. These options are exercisable for shares of Class B common stock.

(4)	This RSU award will vest in connection with the achievement of specified stock price goals over a seven-year period from March 5, 2021 (the “Founder Award”).
(5)

25% of the shares subject to this option vested on the one-year anniversary of the vesting commencement date of December 2, 2020, and 1/48th of the shares subject to this grant will vest on each subsequent monthly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the option is subject to accelerated vesting provisions contained in the executive’s employment agreement.

(6)

1/16th of the shares subject to these options vest and become exercisable on each quarterly anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continuous service. In addition, the options are subject to accelerated vesting and exercise provisions contained in the executive’s employment agreement.

(7)

25% of the RSUs subject to this award will vest on the one-year anniversary of the vesting commencement date of December 5, 2020, and 1/16th of the RSUs will vest on each subsequent quarterly anniversary of the vesting commencement date, subject to the executive’s continuous service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

(8)	1/16th of the RSUs subject to these awards vest on each quarterly anniversary of the vesting commencement date of September 1, 2021, subject to the executive’s continuous service.
(9)

These PSU awards will vest on September 1, 2024, subject to the achievement of a performance target related to InsuranceCo profitability for the fiscal year ending December 31, 2023 and the executive’s continuous service through the vesting date.

(10)	These options are fully vested and are exercisable for shares of Class A common stock.
(11)

1/48th of the shares subject to this option vest on the first day of each month following the vesting commencement date of July 1, 2021 through June 1, 2025, subject to Mr. Sankaran’s continued service on the Company’s board of directors. If his service on the board of directors is terminated without cause, the options will accelerate in full.

(12)

1/4th of the RSUs subject to this award vest on each quarterly anniversary of the vesting commencement date of December 1, 2022, subject to the executive’s continuous service. In addition, if the Company is subject to a Change in Control (as defined in the 2021 Plan)

before the executive experiences a Termination of Service (as defined in the 2021 Plan) and the executive is subject to an Involuntary Termination (as defined in the executive’s RSU Agreement) on or within twelve months after such Change in Control, then 100% of the unvested RSUs will vest.

(13)

1/16 of the RSUs subject to this award vest each quarterly anniversary of the vesting commencement date of March 1, 2022, subject to the executive’s continued service. In addition, the RSUs are subject to accelerated vesting provisions contained in the executive’s employment agreement.

(14)

1/16th of the RSUs subject to this award vest each quarterly anniversary of the vesting commencement date of March 1, 2021, subject to the executive’s continued service. In addition, if the Company is subject to a change in control (as defined in the executive’s RSU agreement) before the executive’s service terminates and the executive is subject to an Involuntary Termination (as defined in the executive’s RSU agreement) within 12 months after such change in control, then 100% of the unvested RSUs will vest.

Option Exercises and Stock Vested in Fiscal 2022

The following table sets forth information regarding the exercise of vested stock options and vesting of stock awards by our NEOs during fiscal year 2022. None of our NEOs exercised any portion of their respective options during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Mario Schlosser	-	-	-	-
Siddhartha Sankaran	-	-	-	-
R. Scott Blackley	-	-	278,063	1,442,954
Alessandrea Quane	-	-	153,063	795,142
Ranmali Bopitiya	-	-	61,274	280,226
Dennis Weaver	-	-	24,684	129,594

(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

Under the employment agreements with Mr. Blackley (as amended), Ms. Bopitiya, Dr. Weaver and Ms. Quane, if the executive’s employment is terminated by us without “cause,” or by the executive for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then the executive will be entitled to receive the following severance payments and benefits:

•

an amount equal to the sum of (a) the executive’s annual base salary (at the highest rate in effect at any time in the six months prior to termination) and (b) the executive’s target annual bonus amount;

•

a lump sum cash payment equal to the pro rata portion of the executive’s target bonus for the year of termination (prorated based on the number of days the executive was employed with the Company in the calendar year of termination);

•	continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to the executive as if still employed with the Company; and
•

for each of Dr. Weaver, Ms. Bopitiya and Ms. Quane, accelerated vesting of any portion of each outstanding time-vesting equity award then held by the executive that would have vested had the executive’s employment continued for 12 months following such termination or, for all four executives, if the termination date is on or within 12 months following a change in control, accelerated vesting of all outstanding time-vesting equity awards then held by the executive.

The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the executive’s confidentiality, non-competition and non-solicitation requirements (as described above), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).

In addition, upon any termination of Mr. Blackley’s employment other than (a) for cause, (b) without “cause” or for “good reason” on or within 12 months following a change in control, or (c) due to death or disability, we have agreed to enter into a consulting agreement with Mr. Blackley pursuant to which he will provide advisory and/or transition services to the Company for a period of two years on such terms and conditions as the Board may determine, and during which time any equity awards then held by Mr. Blackley will remain outstanding and eligible to vest.

As noted above, Dr. Weaver’s employment agreement terminated following his resignation of employment effective as of January 1, 2023. Dr. Weaver’s employment agreement was superseded by a Consulting Agreement, the terms of which (including any payments upon termination or change in control) are described above under the section titled, “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Named Executive Officer Agreements”.

Mr. Schlosser’s Employment Agreement

Mr. Schlosser’s 2012 offer letter, pursuant to which he served as our Chief Executive Officer and was in effect in 2022, did not contain any severance provisions. In connection with Mr. Schlosser’s employment agreement that became effective on April 3, 2023 and superseded his 2012 offer letter, Mr. Schlosser will be entitled to receive the following severance payments and benefits upon a termination of Mr. Schlosser’s employment by the Company without “cause”, by Mr. Schlosser for “good reason” or by reason of a “non-renewal” of the agreement by the Company, which terms are generally consistent with those provided to our other NEOs:

•	an amount equal to the sum of (a) Mr. Schlosser’s annual base salary (at the highest rate in effect at any time in the six months prior to termination) and (b) his target annual bonus amount;
•

a lump sum cash payment equal to the pro rata portion of Mr. Schlosser’s target bonus for the year of termination (prorated based on the number of days he was employed with the Company in the calendar year of termination); and

•	continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to Mr. Schlosser as if still employed with the Company.

All outstanding Company equity-based awards held by Mr. Schlosser on the date of termination will be governed by the terms of the applicable award agreements. The severance payments and benefits described above are subject to Mr. Schlosser’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with his restrictive covenant obligations (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).

In addition, upon any termination of Mr. Schlosser’s employment other than (a) for cause, (b) without “cause” or for “good reason” on or within 12 months following a change in control, or (c) due to death or disability, we have agreed to enter into a consulting agreement with Mr. Schlosser pursuant to which he will provide advisory and/or transition services to the Company through December 31, 2029, on such terms and conditions as the Board may determine, and during which time any equity awards then held by Mr. Schlosser will remain outstanding and eligible to vest.

Non-Founder Performance Awards

With respect to the PSU awards granted to Messrs. Blackley and Weaver and Ms. Quane in August 2021, and to Ms. Bopitiya in December 2021, if the applicable performance target is achieved and the executive experiences a “qualifying termination” (as defined in the executive’s employment agreement) in calendar year 2024, then the awards will vest in full immediately prior to such termination date. If a “change in control” (as defined in the 2021 Plan) occurs on or prior to December 31, 2023, then the applicable performance target will be deemed achieved and the awards will convert into time-vesting awards. In addition, the awards will vest in full in the event the executive experiences a qualifying termination on or within 12 months following a change in control.

Founders Awards

Upon a termination of Mr. Schlosser’s service by us without cause or by him for good reason or because of his disability (each as defined the applicable award agreement) or due to his death, subject to his timely execution and non-revocation of a general release of claims, his Founders Award would have been treated as follows:

•	Any previously earned PSUs would have vested, and
•	Any remaining PSUs would have remained outstanding and eligible to vest for up to two years upon achievement of performance goals during that period.

In the event we incurred a change in control, then any previously-earned PSUs would have vested and any remaining PSUs would have vested based on the price per share received by or payable with respect to the Company’s Class A common stockholders in connection with the transaction, pro-rated to reflect a price per share that falls between two stock price goals. As noted above, Mr. Schlosser voluntarily canceled and terminated his Founders Award on March 28, 2023.

Other Equity Awards

Mr. Schlosser’s stock option granted in December 2019 will vest in full upon an involuntary termination within 12 months after a “change in control” (as defined in the 2012 Plan).

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason /Cause in Connection with a Change in Control ($)	Death/Disability
Mario Schlosser*	Cash	-	-	-	-
	Equity Acceleration(2) (3)	-	-	-	-	(3)
	Continued Health Care	-	-	-	-
	Total(4)	-	-	-	-
Siddhartha Sankaran	Cash(5)	-	-	-	-
	Equity Acceleration(2) (8)	-	-	2,242,024	-
	Continued Health Care	-	-	-	-
	Total(4)	-	-	2,242,024	-
R. Scott Blackley	Cash(5)	960,000	-	960,000	-	(6)
	Equity Acceleration(2)	-	-	1,972,122	-
	Continued Health Care(7)	27,598	-	27,598	-
	Total(4)	987,598	-	2,959,721	-
Ranmali Bopitiya	Cash(5)	960,000	-	960,000	-
	Equity Acceleration(2)	200,979	-	921,159	-
	Continued Health Care(7)	27,598	-	27,598	-
	Total(4)	1,188,577	-	1,908,757	-
Alessandrea Quane	Cash(5)	960,000	-	960,000	-
	Equity Acceleration(2)	376,534	-	1,357,122	-
	Continued Health Care(7)	27,598	-	27,598	-
	Total(4)	1,364,132	-	2,344,721	-
Dennis Weaver	Cash(5)	1,088,000	-	1,088,000	-
	Equity Acceleration(2)	60,722	-	304,289	-
	Continued Health Care(7)	27,598	-	27,598	-
	Total(4)	1,176,321	-	1,419,888	-

*

Prior to April 3, 2023, Mr. Schlosser’s offer letter, pursuant to which he served as our Chief Executive Officer, did not contain any severance provisions. In connection with Mr. Schlosser’s employment agreement that became effective on April 3, 2023 and superseded his 2012 offer letter, similar to our other NEOs, Mr. Schlosser will be entitled to receive severance benefits and payments upon certain termination without cause or resignations for good reason. Please see the section titled “Mr. Schlosser’s Employment Agreement” above.

(1)	Assumes awards are assumed or substituted in connection with the change in control.
(2)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by $2.46, the closing trading price of our common stock on December 30, 2022 (i.e., the last trading day of our last completed fiscal year) and (ii) subtracting the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $2.46, the closing trading price of our common stock on December 30, 2022 (i.e., the last trading day of our last completed fiscal year).

(3)

Upon a termination of Mr. Schlosser’s service by us without cause or by Mr. Schlosser for good reason or because of Mr. Schlosser’s disability, the Founder Award will remain outstanding and eligible to vest for up to two years upon achievement of performance goals during that period.

(4)

Amounts shown represent the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment. For Dr. Weaver, his rights to receive these severance payments and benefits terminated in connection with his termination of employment and transition to a consultant with us on January 1, 2023.

(5)	Cash termination payments to our NEOs will be paid in substantially equal installments over the 12-month period following the applicable NEO’s date of termination.
(6)	Mr. Blackley’s December 2020 new hire option agreement provides for a one-year exercise period following a qualifying termination or termination due to death or disability.
(7)	Continued healthcare will be provided each month over the one-year period following the applicable NEO’s date of termination.
(8)	Mr. Sankaran’s March 2019 options will accelerate and vest if he is terminated from the Board without cause.

CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Mario Schlosser, our Chief Executive Officer for 2022. For 2022, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Schlosser), was $87,270; and

•	The annual total compensation of Mr. Schlosser was $652,405.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Schlosser to the median of the annual total compensation of all employees was 7 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below in determining the median employee:

1.	We selected December 31, 2022, which is within the last three months of 2022, as the date upon which we would identify the median employee.

2.	We determined that, as of December 31, 2022, our employee population consisted of approximately 2,700 individuals.

3.

For purposes of measuring the compensation of our employee population, we selected total cash compensation, which includes base salary, hourly pay, overtime, bonuses and commissions, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the 12-month period ended December 31, 2022.

4.

We gathered our total cash compensation information for the 12-month period ended December 31, 2022 from payroll records of each of our business units and applied this compensation measure consistently to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee.

5.

Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $87,270. With respect to the annual total compensation of Mr. Schlosser, we used the amount reported in the “Total” column of our Summary Compensation Table included elsewhere in this document.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information regarding executive pay and performance. The table below shows pay both as reported in the Summary Compensation Table (“Summary Compensation Table Total Pay”) for the applicable fiscal year and as “compensation actually paid” (or “CAP”) for our principal executive officer (“CEO”) and as an average of all of our other named executive officers
(“Non-CEO
NEOs”) for the applicable fiscal year. Both Summary Compensation Table Total Pay and CAP are calculated in accordance with the requirements of Regulation
S-K
and may differ substantially from the manner in which the Compensation Committee makes decisions regarding executive pay. For discussion of the Compensation Committee’s decisions regarding the pay of our named executive officers, see the CD&A.

Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (1)(3)	Average Summary Compensation Table Total for Non-CEO NEOs (1)(2)	Average Compensation Actually Paid to Non-CEO NEOs (1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) (5)	Adjusted EBITDA (thousands) (6)
					Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
2022	$652,405	($1,019,097)	$1,090,898	($1,696,174)	$7.07	$38.53	($609,552)	($462,255)
2021	$60,814,546	($8,865,630)	$10,885,903	($4,147,460)	$22.56	$68.99	($571,426)	($429,826)

(1)	CEO and NEOs included in these columns reflect the following:

Year	CEO	Non-CEO NEOs
2022	Mario Schlosser	Siddhartha Sankaran, R. Scott Blackley, Ranmali Bopitiya, Alessandrea Quane, Dennis Weaver
2021	Mario Schlosser	R. Scott Blackley, Siddhartha Sankaran, Alessandrea Quane, Meghan Joyce, Joshua Kushner

(2)
Amounts reflect Summary Compensation Table Total Pay for our CEO and NEOs for each corresponding year. In 2021, these amounts include the grant date fair value of the Founders Awards granted to Mr. Schlosser and Mr. Kushner in connection with our initial public offering. As discussed in our CD&A, these awards were voluntarily canceled and terminated on March 28, 2023.

(3)
The following table details the adjustment to the Summary Compensation Table Total Pay for our CEO, as well as the average for our other NEOs, to determine “compensation actually paid,” as computed in accordance with Item 402(v). No other adjustments are required to be made in accordance with SEC rules. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	CEO		Avg. of NEOs
Year in Table:	2022	2021	2022	2021
Total Compensation as reported in the Summary Compensation Table (“SCT”)	$652,405	$60,814,546	$1,090,898	$10,885,903
Less: Grant-Date Fair Value of Equity Awards as reported in SCT (a)	$0	$60,161,726	$428,354	$10,451,458
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	$0	$646,237	$448,405	$1,950,524
Add: Change in Fair Value of Outstanding and Unvested Equity Awards (b)	($833,300)	($10,425,458)	($2,460,084)	($6,219,862)
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (b)	$0	$220	$31,559	$894,628
Add: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (b)	($838,203)	$260,552	($378,598)	($1,207,196)
Compensation Actually Paid	($1,019,097)	($8,865,630)	($1,696,174)	($4,147,460)

(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718. For stock options, the grant-date fair values were estimated using Black-Scholes. Subsequent valuations at the end of each fiscal year and as of each vest date are performed using a lattice model, as the latter provides a better estimate of options that are no longer at-the-money.
For market-based restricted stock units, fair values were estimated using a Monte Carlo simulation model, using assumptions that are consistent with those used at grant. For other performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “
Stock Compensation Plans
” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on
Form 10-K
for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.

(4)
The amounts reflect the cumulative total shareholder return (TSR) of our common stock and the Morgan Stanley Digital Health Index at the end of each fiscal year. The TSR value listed in each year reflects what the cumulative value of $100 would be if invested on March 3, 2021 (the date of our initial public offering). TSR is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment (if any), and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Historical stock price performance is not necessarily indicative of future stock performance.

(5)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(6)	While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measures (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs to company performance, for the most recently completed fiscal year. The amount shown in the table is equal to our Adjusted EBITDA as reported in our Annual Report on Form
10-K
for the year ended December 31, 2022, which is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring
items. Adjusted EBITDA, as used as part of our annual incentive compensation program for 2022, generally is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation and other expenses (income), and to exclude costs related to the reinstated payment of broker commissions in certain states pursuant to regulatory guidance.

Relationship Between Compensation Actually Paid and Performance Measures
Our executive compensation program is designed to align pay of our NEOs with the Company’s long-term performance. As such, a substantial portion of compensation to our CEO and other NEOs are in the form of long-term incentive awards, including the Founders Awards granted to certain of these individuals (which were subsequently forfeited in March 2023), where the potential value that may be earned fluctuates depending on the movement of our stock price and/or the achievement of performance goals. In 2021, the CAP amount for our CEO and the average CAP amount for our other NEOs is negative because the value of equity awards that are unvested at the end of 2021 is significantly lower due to the decrease in our stock price from the grant date versus the end of fiscal 2021. Similarly, equity awards granted prior to 2021 that remain unvested and outstanding as of the end of 2021 also decreased in value due to the decline in our stock price at the end of 2021 compared to the beginning of 2021. In 2022, the CAP amount for our CEO and the average CAP amount for our other NEOs continued to be negative, due to the sustained decline in our stock price.
CAP vs. Company TSR
As shown in the table above, the CAP amount for our CEO and the average CAP amount for our other NEOs are directionally aligned with the Company’s TSR, as declining TSR resulted in negative CAP amounts. From 2021 to 2022, the CAP amount for our CEO and the average CAP amount for our other NEOs continued to be negative, although was not as low in 2022 as it was in 2021. Also, the rate at which our TSR decreased was lower from 2021 to 2022, as we experienced a 77.4% decrease in our TSR from March 3, 2021 to December 31, 2021, compared to a 68.7% decrease in our TSR from January 1, 2022 to December 31, 2022.
Company TSR vs. Peer Group TSR
As shown in the table above, our TSR was trending in a similar manner as the TSR for our peer group. The TSR peer group is based on the Morgan Stanley Digital Health Index, which includes a broad mix of health tech companies. The TSR for the peer group decreased by 61.5% from 2021 to 2022, compared to a 92.9% decrease in our TSR over the same period.
CAP vs. Net Income and Adjusted EBITDA
As shown in the table above, the CAP amount for our CEO and the average CAP amount for our other NEOs are directionally aligned with the Company’s net income and adjusted EBITDA. From 2021 to 2022, the CAP amount for our CEO and the average CAP amount for our other NEOs continued to be negative, and we experienced a 6.7% decrease in our net income and a 7.5% decrease in our adjusted EBITDA over the same period. While Adjusted EBITDA was down slightly year over year, please see the section titled “
2022 Performance Highlights and Pay for Performance
” of our CD&A, for a discussion of the significant progress that the Company made on its key financial performance metrics, including improvement in medical and administrative costs even as the Company’s membership and revenue nearly doubled in size.

Tabular List of Financial Performance Metrics
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Adjusted EBITDA;

•	InsuranceCo Combined Ratio; and

•	Stock Price Performance.
For additional details regarding our most important financial performance measures, please see our CD&A beginning on page 30 in this Proxy Statement.

2022 DIRECTOR COMPENSATION

Director Compensation Program

We maintain a nonemployee director compensation program (the “Director Compensation Program”), which provides for annual retainer fees and long-term equity awards for eligible non-employee directors (“Eligible Directors”).

The Director Compensation Program consists of the following components:

Cash Compensation

•	Annual Retainer: $70,000

•	Annual Chairman Retainer: $55,000

•	Annual Committee Chair Retainer:

•	Audit: $25,000

•	Compensation: $20,000

•	Nominating and Governance: $15,000

•	Finance: $15,000*

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $7,500

•	Nominating and Governance: $5,000

•	Finance: $5,000*

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

*	The Finance, Risk and Investment Committee was dissolved effective January 1, 2023.

Equity Compensation

•

Annual Grant: An Eligible Director who is serving on the board of directors as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, a RSU award with a value of approximately $175,000 (each, an “Annual Grant”). Each Annual Grant will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

•

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our board of directors will automatically be granted a RSU award with a value equal to the value of the Annual Grant prorated for the portion of the year such Eligible Director is expected to serve (each, an “Initial Grant”). The Initial Grants will vest in full on the earlier to occur of (A) the first anniversary of the applicable grant date and (B) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control of our company (as defined in the 2021 Plan).

Compensation under our Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Director Deferred Compensation Plan

In February 2022, we adopted the Oscar Health, Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”) pursuant to which our Eligible Directors may elect to defer the cash and equity components of their annual compensation (including both Annual Grants and an Initial Grant) until the earliest to occur of (i) the Eligible Director’s separation from service, (ii) a change in control of Oscar, (iii) the Eligible Director’s death, or (iv) the Eligible Director’s disability.

With respect to 2022, (i) Jeffery Boyd and Charles Phillips each elected to defer 100% of their annual cash retainers paid following adoption of the Deferred Compensation Plan and RSU awards earned or granted under the Director Compensation Program and (ii) David Plouffe, Elbert Robinson and Laura Lang each elected to defer 100% of their RSU awards earned or granted under the Director Compensation Program.

Vice Chairman Compensation

Mr. Kushner is an executive officer and a member of our Board, but is not a named executive officer for 2022 and he does not receive any compensation in his capacity as a director. In addition, as mentioned above, in March 2023 Mr. Kushner canceled and terminated his Founders Award granted to him in connection with our initial public offering.

Director Compensation Table

The following table sets forth compensation paid to or earned by our non-employee directors during the year ended December 31, 2022.

Name(1)	Fees Earned or Paid in 2022 Cash ($)	Stock Awards ($)(2)	Total ($)
Jeffery H. Boyd	125,000	174,998	299,998
Joel Cutler(3)	-	-	-
Teri List(4)	25,577	-	25,577
Charles E. Phillips, Jr.(4)	87,289	174,998	262,287
David Plouffe	85,000	174,998	259,998
Elbert O. Robinson, Jr.	85,000	174,998	259,998
Vanessa A. Wittman	100,769	174,998	275,767
William Gassen III(5)	5,095	88,216	93,312
Laura W. Lang(5)	6,114	88,216	94,331

(1)

Mario Schlosser, our Chief Executive Officer for 2022, Joshua Kushner, our Vice Chairman, and Mr. Sankaran, our Interim Chief Financial Officer, did not receive any compensation for their services as members of our board in 2022; the compensation paid to Messrs. Schlosser and Sankaran for the services they provided to our Company during 2022 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

(2)

Amounts reflect the full grant-date fair value of RSU awards and Deferred Stock Unit (DSU) awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSU awards and DSU awards made to our directors in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)	Mr. Cutler was not eligible to receive compensation for his services as a member of our board in 2022. Mr. Cutler resigned from our board effective May 9, 2022.
(4)	Ms. List and Mr. Phillips resigned from the board, effective as of April 8, 2022 and December 31, 2022, respectively.
(5)	Mr. Gassen and Ms. Lang were appointed as members of the board, effective December 7, 2022.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director.

Name	Option Awards Outstanding at 2022 Fiscal Year End (#)	RSU Awards Outstanding at 2022 Fiscal Year End (#)(A)
Jeffery H. Boyd	693,693	52,451
Joel Cutler	-	-
Teri List	-	-
Charles E. Phillips, Jr.(B)	-	56,621
David Plouffe	-	56,621
Elbert O. Robinson, Jr.	-	56,621
Vanessa A. Wittman	-	56,621
William Gassen III	-	31,506
Laura W. Lang	-	31,506

(A)

Amounts include RSUs which have vested, but have not yet been settled in shares of our common stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan, as set forth in the following table:

Name	Vested and Unsettled RSU Awards Outstanding at 2022 Fiscal Year End (#)
Jeffery H. Boyd	16,644
Joel Cutler	-
Teri List	-
Charles E. Phillips, Jr.	11,339
David Plouffe	-
Elbert O. Robinson, Jr.	-
Vanessa A. Wittman	-
William Gassen III	-
Laura W. Lang	-

(B)	Mr. Phillips’ service on our board terminated December 31, 2022, at which time the outstanding and unvested RSUs held by Mr. Phillips were canceled and forfeited.

COMPENSATION RISK ASSESSMENT

We have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Together with our management, we have also evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, with respect to the shares of the Company’s common stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	53,636,534	(1)	$10.03	(2)	7,880,360	(3)
Equity compensation plans not approved by security holders	1,117,015	(4)	$0.91		3,752,142	(5)
Totals	54,753,549		$10.01		11,632,502

(1)

Includes shares subject to outstanding awards granted under our 2021 Plan and 2012 Plan as of December 31, 2022, of which 28,647,224 shares are subject to outstanding options, 8,464,577 shares are subject to outstanding PSUs and 16,524,733 shares are subject to outstanding RSUs. As of December 31, 2022, no rights to purchase our common stock had been granted under the ESPP.

(2)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs and/or RSUs, which have no exercise price.

(3)

Includes 1,660,344 shares available for future issuance under our 2021 Plan and 6,220,016 shares available for future issuance under our ESPP. No additional awards will be granted under the 2012 Plan and, as a result, no shares remain available for issuance for new awards under the 2012 Plan.

The number of shares available for issuance under the 2021 Plan will be annually increased on January 1 of each calendar year (beginning in 2022 and ending in 2031) by an amount equal to the lesser of (i) a number of shares of Class A common stock and Class B common stock such that the aggregate number of shares available for grant under the 2021 Plan immediately following such increase shall equal 5% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as is determined by our board.

The number of shares available for issuance under the ESPP will be annually increased on January 1 of each calendar year (beginning in 2022 and ending in 2031) by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by our Board.

(4)

Includes (i) 1,035,350 shares subject to outstanding awards granted under our 2022 Employment Inducement Award Plan as of December 31, 2022 and (ii) 81,665 shares subject to three stock options granted prior to our initial public offering pursuant to individual award agreements not approved by shareholders. The outstanding options were granted to advisors to the Company, are fully vested, have exercise prices ranging from $0.43 per share and $6.36 per share and will expire no later than December 1, 2025.

(5)	Includes shares available for issuance under our 2022 Employment Inducement Award Plan as of December 31, 2022.

2022 Employment Inducement Incentive Award Plan

On April 8, 2022, our Board adopted the 2022 Employment Inducement Incentive Award Plan (the “Inducement Plan”), which was amended on March 28, 2023, in order to add additional shares to the plan. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.

Eligibility and Administration

Only certain prospective employees of the Company and its subsidiaries are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the Inducement Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the Inducement Plan, including any vesting and vesting acceleration conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.

Limitation on Awards and Shares Available

The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 18,320,000 shares (the “Inducement Plan Share Limit”).

If an award under the Inducement Plan expires, lapses, or is terminated, exchanged for or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Inducement Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the Inducement Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Inducement Plan being exercised or purchased, and/or creating the tax obligation) will become or again be available for award grants under the Inducement Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Inducement Plan will not reduce the shares available for grant under the Inducement Plan. However, the following shares may not be used again for grant under the Inducement Plan: (i) shares subject to stock appreciation rights, or SARs, that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards

The Inducement Plan provides for the grant of non-qualified stock options, restricted stock, dividend equivalents, RSUs, performance shares, other incentive awards, SARs, and cash awards. Certain awards under the Inducement Plan may provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The term of a stock option may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

•

SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance, and/or other conditions.

•

Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares.

Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals, and/or such other conditions as the plan administrator may determine.

•

Other Stock or Cash-Based Awards. Other stock or cash-based awards of cash, fully vested shares of our common stock, and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock may be granted under the Inducement Plan. Other stock or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards.

•

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Performance Awards

Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (1) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation expense); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow, and free cash flow); (7) return on assets; (8) return on capital; (9) return on stockholders’ equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share of common stock; (20) regulatory achievements or compliance; (21) implementation or completion of critical projects; (22) market share; (23) economic value; (24) debt levels or reduction; (25) sales-related goals; (26) comparisons with other stock market indices; (27) operating efficiency; (28) employee satisfaction; (29) financing and other capital raising transactions; (30) recruiting and maintaining personnel; and (31) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group, or to market performance indicators or indices.

Certain Transactions

The plan administrator has broad discretion to take action under the Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits, and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of our company (as defined in the Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume, or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Upon or in anticipation of a change of control, the plan administrator may cause any outstanding awards to terminate at a specified time in the future and give the participant the right to exercise such awards during a period of time determined by the plan administrator in its sole discretion. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans, and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.

Stockholder Approval; Plan Amendment and Termination

Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. Our Compensation Committee may amend or terminate the Inducement Plan at any time. Stockholder approval is not required for any amendment that “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash, or another award when the option or SAR price per share exceeds the fair market value of the underlying shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 13, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 183,191,949 shares of Class A common stock and 35,115,807 shares of Class B common stock outstanding as of April 13, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Class A common stock and shares of Class B common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 75 Varick Street, 5th Floor, New York, New York 10013. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.

	Class A Common Stock(1)			Class B Common Stock(1)		Class A Common Stock Beneficially Owned(%)(1)(2)	Combined Voting Power(%)(1)(3)
	(#)		(%)	(#)	(%)
5% Or Greater Holders
Entities Affiliated with Thrive Capital Management, LLC(4)	8,961,244		4.8%	32,859,064	93.6%	19.0%	74.9%
Entities Affiliated with Alphabet Inc.(5)	24,042,864		13.1%	—	*	13.1%	2.7%
Entities Affiliates with Southeastern Asset Management(6)	14,576,904		8.0%	—	*	8.0%	1.6%
Entities Affiliated with General Catalyst Partners(7)	14,464,995		7.9%	—	*	7.9%	1.6%
Entities Affiliates with BlackRock, Inc.(8)	12,263,489		6.7%	—	*	6.7%	1.4%
Entities Affiliated with Khosla Ventures, LLC(9)	11,704,997		6.4%	—	*	6.4%	1.3%
Entities Affiliated with The Vanguard Group, Inc.(10)	11,455,700		6.3%	—	*	6.3%	1.3%
Named Executive Officers and Directors
Mark T. Bertolini(11)	223,199	*		—	*	*	*
Joshua Kushner(4)	8,961,244		4.8%	32,859,064	93.6%	19.0%	74.9%
Mario Schlosser(12)	57,317		*	8,790,872	21.1%	4.6%	17.3%
R. Scott Blackley(13)	1,238,968		*	—	*	*	*
Ranmali Bopitiya(14)	102,625		*	—	*	*	*
Alessandrea Quane(15)	917,268		*	—	*	*	*
Siddhartha Sankaran(16)	1,706,964		*	—	*	*	*
Dennis Weaver(17)	1,250,610		*	—	*	*	*
Jeffery H. Boyd(18)	708,515		*	—	*	*	*
William Gassen III(19)	31,506		*	—	*	*	*
Laura Lang	—		*	—	*	*	*
David Plouffe(20)	37,500		*	—	*	*	*

	Class A Common Stock(1)		Class B Common Stock(1)		Class A Common Stock Beneficially Owned(%)(1)(2)	Combined Voting Power(%)(1)(3)
	(#)	(%)	(#)	(%)
Elbert O. Robinson, Jr.(21)	37,500	*	—	*	*	*
Vanessa Wittman(22)	73,287	*	—	*	*	*
All Executive Officers and Directors as a Group (13 persons)(23)	14,095,893	7.4%	41,649,936	100.0%	24.0%	82.7%

*	Less than one percent.
(1)

Beneficial ownership totals do not include shares of the Company’s common stock underlying equity awards that vest more than 60 days after April 13, 2023 or certain awards for which our directors and executive officers have irrevocably elected to defer settlement pursuant to the terms of the award.

(2)

Percentage of Class A common stock beneficially owned by an individual or entity includes shares of Class B common stock, which are convertible to shares of Class A common stock, and shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2023, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(3)

Percentage of combined voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, voting together as a single class. Each holder of Class A common stock is entitled to one vote per share, and each holder of Class B common stock is entitled to 20 votes per share on all matters submitted to stockholders for their vote or approval. Assumes the conversion of all options, restricted stock units or other rights to acquire shares of Class A common stock and Class B common stock that are beneficially owned as of April 13, 2023.

(4)

Based solely on the Schedule 13D/A filed by such stockholders on February 4, 2022. Thrive Capital Partners II, L.P. (“Thrive II”) directly holds and has sole voting and dispositive power over 6,103,319 shares of Class B common stock, Thrive Capital Partners III, L.P. (“Thrive III”) directly holds and has sole voting and dispositive power over 22,391,068 shares of Class B common stock, Claremount TW, L.P. (“Claremount TW”) directly holds and has sole voting and dispositive power over 757,239 shares of Class B common stock, Thrive Capital Partners V, L.P. (“Thrive V”) directly holds and has sole voting and dispositive power over 1,040,704 shares of Class B common stock, Claremount V Associates, L.P. (“Claremount V”) directly holds and has sole voting and dispositive power over 19,239 shares of Class B common stock, Thrive Capital Partners VI Growth, L.P. (“Thrive VI Growth”) directly holds and has sole voting and dispositive power over 2,498,513 shares of Class B common stock, Claremount VI Associates, L.P. (“Claremount VI”) directly holds and has sole voting and dispositive power over 48,982 shares of Class B common stock, Thrive Capital Partners VII Growth, L.P. (“Thrive VII Growth”) directly holds and has sole voting and dispositive power over 4,698,612 shares of Class A common stock and, subject to the terms of conversion applicable to the Company’s 7.25% Convertible Senior Notes due 2031 (the “Convertible Notes” or “Notes”) set forth in the Indenture for the Notes, may be deemed to beneficially own 4,155,911 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture), and Claremount VII Associates, L.P. (“Claremount VII”) (together with Thrive II, Thrive III, Thrive V, Thrive VI Growth, Claremount TW, Claremount V, Claremount VI and Thrive VII Growth, the “Thrive Capital Funds”) directly holds and has sole voting and dispositive power over 56,610 shares of Class A common stock and, subject to the terms of conversion applicable to the Convertible Notes set forth in the Indenture, may be deemed to beneficially own 50,111 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture). Thrive Partners II GP, LLC (“Thrive Partners II”), as the general partner of Thrive II, may be deemed to beneficially own the shares directly held by Thrive II. Thrive Partners III GP, LLC (“Thrive Partners III”), as the general partner of Thrive III and Claremount TW, may be deemed to beneficially own the shares directly held by Thrive III and Claremount TW. Thrive Partners V GP, LLC (“Thrive Partners V”), as the general partner of Thrive V and Claremount V, may be deemed to beneficially own the shares directly held by Thrive V and Claremount V. Thrive Partners VI GP, LLC (“Thrive Partners VI”), as the general partner of Thrive VI Growth and Claremount VI, may be deemed to beneficially own the shares directly held by Thrive VI Growth and Claremount VI. Thrive Partners VII Growth GP, LLC (“Thrive Partners VII Growth”), as the general partner of Thrive VII Growth, may be deemed to beneficially own the shares directly held and/or beneficially owned by Thrive VII Growth. Thrive Partners VII GP, LLC (“Thrive Partners VII” and together with Thrive Partners II, Thrive Partners III, Thrive Partners V, Thrive Partners VI and Thrive Partners VII Growth, the “Thrive General Partners”), as the general partner of Claremount VII, may be deemed to beneficially own the shares directly held and/or beneficially owned by Claremount VII. As the sole managing member of each of the Thrive General Partners, Mr. Kushner may be deemed to beneficially own the shares of common stock held and/or beneficially owned by the Thrive Capital Funds. The principal business office address for such stockholders is c/o Thrive Capital, 295 Lafayette Street, 7th Floor, New York, NY 10012.

(5)

Based solely on the Schedule 13G filed by such stockholders on February 14, 2022. Consists of: (i) 23,787,772 shares of Class A common stock beneficially owned by Alphabet Holdings LLC; (ii) 1,705,944 shares of Class A common stock beneficially owned by CapitalG 2015 LP; (iii) 255,092 shares of Class A common stock beneficially owned by CapitalG LP; (iv) 481,988 shares of Class A common stock beneficially owned by GV 2014, L.P.; and (v) 255,092 shares of Class A common stock beneficially owned by Verily Life Sciences LLC. CapitalG 2015 GP LLC, the general partner of CapitalG 2015 LP, may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP. CapitalG GP LLC, the general partner of CapitalG LP, may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG LP. GV 2014 GP, L.L.C., the general partner of GV 2014, L.P., may be deemed to have sole voting and dispositive power with respect to the shares held by GV 2014, L.P.

Alphabet Holdings LLC, the managing member of CapitalG 2015 GP LLC, CapitalG GP LLC, and GV 2014 GP, L.L.C., may be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP, CapitalG LP and GV 2014, L.P. Alphabet Holdings LLC disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. XXVI Holdings Inc., the managing member of Alphabet Holdings LLC and Verily Life Sciences LLC, and Alphabet Inc., the controlling stockholder of XXVI Holdings Inc., may each be deemed to have sole voting and dispositive power with respect to the shares held by CapitalG 2015 LP, CapitalG LP, GV 2014, L.P. and Verily Life Sciences LLC. Each of XXVI Holdings Inc. and Alphabet Inc. disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The principal business office address for each of the foregoing entities is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(6)

Based solely on the Schedule 13G/A filed jointly by Southeastern Asset Management, Inc. (“Southeastern”), Longleaf Partners Small-Cap Fund (“Longleaf”), and O. Mason Hawkins (“Hawkins”) on February 14, 2023. Southeastern reported sole voting and dispositive power over 8,442 shares of Class A common stock and shared voting and dispositive power over 14,568,462 shares of Class A common stock; Longleaf reported shared voting and dispositive power over 14,568,462 shares of Class A common stock; Hawkins did not report any beneficial ownership of shares of Class A common stock. Hawkins is chairman of the board of directors of Southeastern and could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. The existence of such control is expressly disclaimed. Southeastern is a registered investment adviser. All securities reported by Southeastern as being beneficially owned are owned legally by Southeastern’s investment advisory clients and none are owned directly or indirectly by Southeastern. The principal business office address for such stockholders is Southeastern Asset Management, Inc., 6410 Poplar Ave., Suite 900, Memphis, TN 38119; Longleaf Partners Small-Cap Fund, c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, Suite 900, Memphis, TN, 38119; and Mr. O Mason Hawkins, Chairman of the Board, Southeastern Asset Management, Inc., 6410 Poplar Ave., Suite 900, Memphis, TN 38119.

(7)

Based solely on the Schedule 13G filed by such stockholders on February 15, 2022. Consists of: (i) 12,357,276 shares of Class A common stock held by General Catalyst Group VI, L.P. (“GC VI”) (“Fund VI Record Shares”); and (ii) 2,107,719 shares of Class A common stock held by General Catalyst Group X—Growth Venture, L.P., or GC Group X Growth (“GC X”) (“Fund X Record Shares” and, together with the Fund VI Record Shares, the “GC Record Shares”). General Catalyst Group Management Holdings GP, LLC, (“GCGMH LLC”) is the general partner of General Catalyst Group Management Holdings, L.P. (“GCGMH”), which is the manager of General Catalyst Group Management, LLC (“GCGM”), which is the manager of General Catalyst GP VI, LLC (“GC VI GPLLC”) and General Catalyst GP X – Growth Venture, LLC (“GC X GPLLC”). Kenneth Chenault, David P. Fialkow, Joel E. Cutler and Hemant Taneja are Managing Members of GCGMH LLC. General Catalyst Partners VI, L.P. (“GC VI GPLP”) is the sole general partner of GC VI. General Catalyst GP VI, LLC (“GC VI GPLLC”) is the sole general partner of GC VI GPLP. Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja are Managing Directors of GC VI GPLLC. General Catalyst Partners X – Growth Venture, L.P. (“GC X GPLP”) is the sole general partner of GC X. GC X GPLLC is the sole general partner of GC X GPLP. Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja are Managing Directors of GC X GPLLC. As the general partner of GCGMH, GCGMH LLC, may be deemed to beneficially own the GC Record Shares. As the sole general partner of GC VI, GC VI GPLP may be deemed to beneficially own the Fund VI Record Shares. As the sole general partner of GC VI GPLP, GC VI GPLLC may be deemed to beneficially own the Fund VI Record Shares. As the sole general partner of GC X, GC X GPLP may be deemed to beneficially own the Fund X Record Shares. As the sole general partner of GC X GPLP, GC X GPLLC may be deemed to beneficially own the Fund X Record Shares. By virtue of their relationship as affiliated entities who have overlapping general partners and managing directors, each of the foregoing entities may be deemed to share the power and direct the disposition and vote of the GC Record Shares. Each of Kenneth Chenault, Joel E. Cutler, David P. Fialkow and Hemant Taneja may be deemed to beneficially own the GC Record Shares. The principal business office address for each of the foregoing entities is 20 University Road, 4th Floor, Cambridge, Massachusetts 02138.

(8)

Based solely on the Schedule 13G filed by such stockholder on February 3, 2023. BlackRock, Inc. reported sole voting power over 11,512,853 shares of Class A common stock and sole dispositive power over 12,263,489 shares of Class A common stock. The principal business office address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)

Based solely on the Schedule 13G filed by such stockholders on February 14, 2022. Consists of: (i) 9,128,808 shares of Class A common stock held by Khosla Ventures IV, LP, or KV IV; (ii) 583,618 shares of Class A common stock held by Khosla Ventures IV (CF), LP, or KV IV (CF); (iii) 1,476,809 shares of Class A common stock held by Khosla Ventures VI, LP, or KV VI, and (iv) 515,762 shares of Class A common stock held by Khosla Ventures Opportunity I, LP, or KV Opp I. Khosla Ventures Associates IV, LLC, or KVA IV, is the general partner of each of KV IV and KV IV (CF); Khosla Ventures Associates VI, LLC, or KVA VI, is the general partner of KV VI; and Khosla Ventures Opportunity Associates I, LLC, or KVOA I, is the general partner of KV Opp I. Vinod Khosla is the managing member of VK Services, LLC, or VK Services, which is the sole manager of KVA IV, KVA VI, and KVOA I and may be deemed to have voting and investment control over the shares held by KV IV, KV IV (CF), KV VI, and KV Opp I. Each party disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interests therein. The principal business office address for each of the foregoing entities is 2128 Sand Hill Road, Menlo Park, California 94025.

(10)

Based solely on the Schedule 13G/A filed by such stockholder on February 9, 2023. The Vanguard Group, Inc. (“Vanguard”) reported shared voting power over 71,740 shares of Class A common stock, sole dispositive power over 11,318,617 shares of Class A common stock, and shared dispositive power over 137,083 shares of Class A common stock. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported beneficially owned by The Vanguard Group. The principal business office address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(11)

Consists of 223,199 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Bertolini that are currently exercisable or would be exercisable within 60 days of April 13, 2023.

(12)

Consists of: (i) 57,317 shares of Class A common stock held directly; (ii) 956,744 shares of Class B common stock held directly; (iii) 333,333 shares of Class B common stock held by Noah Pizzo-Schlosser Dynasty Trust; (iv) 633,333 shares of Class B common stock held by Pizzo-Schlosser Family Dynasty Trust; (v) 333,333 shares of Class B common stock held by Siena Pizzo-Schlosser Dynasty Trust, such trusts, collectively referred to as the Schlosser Trusts; and (vi) 6,534,129 shares of Class B common stock underlying options to purchase Class B common stock held by Mr. Schlosser that are currently exercisable or would be exercisable within 60 days of April 13, 2023. All of the shares held by the Schlosser Trusts are subject to a voting agreement and proxy pursuant to which Mr. Schlosser exercises voting authority over the shares. The principal business office address of the Schlosser Trusts is 105 Brandywine Lane, Melville, New York 11747.

(13)

Consists of: (i) 369,521 shares of Class A common stock held directly; (ii) 762,355 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Blackley that are currently exercisable or would be exercisable within 60 days of April 13, 2023; and (iii) 107,092 shares of Class A common stock underlying time-vesting RSUs held by Mr. Blackley that are scheduled to vest within 60 days of April 13, 2023.

(14)

Consists of: (i) 56,038 shares of Class A common stock held directly; (ii) 9,715 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Bopitiya that are currently exercisable or would be exercisable within 60 days of April 13, 2023; and (iii) 36,872 shares of Class A common stock underlying time-vesting RSUs held by Ms. Bopitiya that are scheduled to vest within 60 days of April 13, 2023.

(15)

Consists of: (i) 188,328 shares of Class A common stock held directly; (ii) 656,296 shares of Class A common stock underlying options to purchase Class A common stock held by Ms. Quane that are currently exercisable or would be exercisable within 60 days of April 13, 2023; and (iii) 72,644 shares of Class A common stock underlying time-vesting RSUs held by Ms. Quane that are scheduled to vest within 60 days of April 13, 2023.

(16)

Consists of: (i) 117,452 shares of Class A common stock held directly; (ii) 499,999 shares of Class A common stock held by Victoria Family LLC; (iii) 861,665 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Sankaran that are currently exercisable or would be exercisable within 60 days of April 13, 2023 and (iv) 227,848 shares of Class A common stock underlying time-vesting RSUs held by Mr. Sankaran that are scheduled to vest within 60 days of April 13, 2023. Victoria Family LLC is wholly-owned by the fiduciaries of The Victoria 2020 Trust. As the Investment Adviser to The Victoria 2020 Trust, Mr. Sankaran may be deemed to have shared voting and investment control over the shares held by Victoria Family LLC.

(17)

Consists of: (i) 27,110 shares of Class A common stock held directly and (ii) 1,223,500 shares of Class A common stock underlying options to purchase Class A common stock held by Dr. Weaver that are currently exercisable or would be exercisable within 60 days of April 13, 2023.

(18)

Consists of: (i) 37,502 shares of Class A common stock held directly and (ii) 671,013 shares of Class A common stock underlying options to purchase Class A common stock held by Mr. Boyd that are currently exercisable or would be exercisable within 60 days of April 13, 2023.

(19)	Consists of 31,506 shares of Class A common stock underlying time-vesting RSUs held by Mr. Gassen that are scheduled to vest within 60 days of April 13, 2023.
(20)

Consists of: (i) 33,333 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Plouffe that are scheduled to vest within 60 days of April 13, 2023.

(21)

Consists of: (i) 33,333 shares of Class A common stock held directly; and (ii) 4,167 shares of Class A common stock underlying time-vesting RSUs held by Mr. Robinson that are scheduled to vest within 60 days of April 13, 2023.

(22)

Consists of: (i) 33,333 shares of Class A common stock held directly; and (ii) 39,954 shares of Class A common stock underlying time-vesting RSUs held by Ms. Wittman that are scheduled to vest within 60 days of April 13, 2023.

(23)

Consists of: (i) 6,181,378 shares of Class A common stock, (ii) 35,115,807 shares of Class B common stock, (iii) 6,534,129 shares of Class B common stock underlying options to purchase Class B common stock that are currently exercisable or would be exercisable within 60 days of April 13, 2023, (iv) 4,206,022 shares of Class A common stock issuable upon conversion of the outstanding principal of Convertible Notes at the current Conversion Rate (as defined in the Indenture); and (v) 3,708,493 shares of Class A common stock in aggregate (i) underlying options to purchase Class A common stock that are currently exercisable or would be exercisable within 60 days of April 13, 2023 and (ii) underlying time-vesting RSUs that are scheduled to vest within 60 days of April 13, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant known facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Issuance and Sale of 7.25% Convertible Senior Notes due 2031

On January 27, 2022, we entered into an investment agreement (the “Investment Agreement”) with, among others, entities affiliated with Thrive Capital. Pursuant to the Investment Agreement, on February 3, 2022, entities affiliated with Thrive Capital agreed to purchase $35 million of our 7.25% Convertible Senior Notes due 2031 (the “Notes”). In addition, pursuant to the Investment Agreement, we amended our then existing Investors’ Rights Agreement to provide that the Notes and shares of Class A common stock issued or issuable upon conversion of any Notes held by entities affiliated with Thrive Capital will be subject to the registration rights contained in the Investors’ Rights Agreement. For additional information about the Notes, see our Current Report on Form 8-K, filed with the SEC on January 28, 2022. Joshua Kushner, a member of our Board and our Vice Chairman, is the Managing Director of Thrive Capital. Thrive Capital, through affiliated entities, is a beneficial holder of more than 5% of our capital stock.

Amended and Restated Investors’ Rights Agreement

We are party to a Thirteenth Amended and Restated Investors’ Rights Agreement (the “IRA”), dated May 3, 2022, with certain holders of our capital stock, including entities affiliated with Alphabet Holdings LLC, Formation8, Founders Fund, Fidelity, General Catalyst Group, Khosla Ventures, and Thrive Capital, some of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. Mario Schlosser, our Co-Founder and President of Technology, is also party to the IRA. Under the IRA, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The IRA also imposes certain affirmative obligations on us. For more information on the IRA, please see Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Alphabet Agreements

We have entered into various technology service agreements with affiliates of Alphabet Holdings LLC, who is a beneficial holder of more than 5% of our capital stock, pursuant to which such affiliates have agreed to provide us with technology infrastructure and enterprise services. For the year ended December 31, 2022, we paid these affiliates an aggregate of $4.5 million under these agreements.

Amended and Restated Employment Agreement with Joel Klein

In connection with Joel Klein’s transition from his role as Chief Policy and Strategy Officer of the Company to a role as a Senior Advisor to the Chief Executive Officer, the Company and its subsidiary, Oscar Management Corporation, entered into an amended and restated employment agreement with Joel Klein, effective January 1, 2022, pursuant to which Mr. Klein will receive an annual salary of $100,000. Upon a termination without cause (as defined in the agreement) and subject to Mr. Klein’s execution and non-revocation of a general release of claims and continued compliance with customary confidentiality, non-competition and non-solicitation covenants, Mr. Klein will be entitled to six months of (i) cash severance and (ii) continued healthcare coverage.

Consulting Agreement with Meghan Joyce

In connection with Meghan Joyce’s resignation from the Company, Ms. Joyce entered into a consulting agreement with the Company and its subsidiary, Oscar Management Corporation (the “Consulting Agreement”), effective April 10, 2022. Under the Consulting Agreement Ms. Joyce will serve as a Senior Advisor to the Company and its leadership team for a period of two years (the “Consulting Period”).

Pursuant to the Consulting Agreement, Ms. Joyce will receive a monthly consulting fee of $8,333 during the Consulting Period, but will not be entitled to an annual bonus award for the Company’s performance year 2022 and thereafter. In addition, Ms. Joyce’s vested and outstanding stock options will remain outstanding and exercisable for the duration of the Consulting Period; the unvested portion of each stock option and each restricted stock unit award will be forfeited. The Consulting Agreement contains a general release of claims that becomes effective on the effective date of the Consulting Agreement.

If the Company terminates Ms. Joyce’s consulting services without cause, Ms. Joyce will be entitled to (i) the consulting fee for the remainder of the Consulting Period (but no more than the amount she would have received over a six-month period), and (ii) extended stock option exercisability for all stock options outstanding and held by Ms. Joyce on the termination date until the earlier of: (a) the 27-month anniversary of the effective date of the Consulting Agreement, and (b) the outside expiration date of the applicable stock option. The payments and benefits described above would be subject to Ms. Joyce’s execution and non-revocation of a general release of claims and continued compliance with customary confidentiality, non-competition and non-solicitation covenants.

Director and Officer Indemnification and Insurance

Our Amended and Restated Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, we entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 75 Varick Street, 5th Floor, New York, New York 10013 in writing not later than December 29, 2023.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 9, 2024 and no later than March 10, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2024, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

OSCAR’S ANNUAL REPORT ON FORM 10-K

A copy of Oscar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 13, 2023 without charge upon written request addressed to:

Oscar Health, Inc.

Attention: Secretary

75 Varick Street, 5th Floor

New York, New York 10013

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at ir.hioscar.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Ranmali Bopitiya

Chief Legal Officer

New York, New York

April 27, 2023

OSCAR HEALTH, INC. 75 VARICK STREET 5TH FLOOR NEW YORK, NY 10013 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OSCR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V10761-P86434 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OSCAR HEALTH, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Mark T. Bertolini 02) Jeffery H. Boyd 03) William Gassen III 04) Joshua Kushner 05) Laura Lang 06) David Plouffe 07) Elbert O. Robinson, Jr. 08) Siddhartha Sankaran 09) Mario Schlosser 10) Vanessa A. Wittman The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V10762-P86434 OSCAR HEALTH, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 8, 2023 The undersigned stockholder(s) hereby appoint(s) Mario Schlosser, Siddhartha Sankaran and Ranmali Bopitiya or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock, as applicable, of Oscar Health, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday June 8, 2023, virtually via live webcast at www.virtualshareholdermeeting.com/OSCR2023, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side